Exhibit 10.15

FIFTH THIRD BANCORP 401(k) SAVINGS PLAN as amended and restated effective as of January 1, 2020

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

as amended and restated effective

as of January 1, 2020

Table of Contents

Articles

1. Introduction and Purpose

2. Definitions

3. Eligibility and Participation

4. Contributions and Their Allocation

5. Limitations on Annual Additions

6. Vesting and Forfeitures

7. Investment of Accounts

8. Withdrawals and Distributions

9. Form of Payment to Participants

10. Death Benefits

11. Administration

12. Amendment and Termination

13. Top-Heavy Rules

14. Miscellaneous

ARTICLE 1

INTRODUCTION AND PURPOSE

1.1        Amendment and Restatement. The Fifth Third Bancorp 401(k) Savings Plan is hereby amended and restated in its entirety, effective as of January 1, 2020; provided however, such other effective dates as are specified in the Plan for other particular provisions shall be applicable.

1.2        Purposes of the Plan. The purposes of the Plan are to provide retirement and other benefits for Participants and their respective beneficiaries. Except as otherwise provided by Section 4.9, the assets of the Plan shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes. In accordance with section 401(a)(27) of the Code, the Plan is hereby designated as a profit sharing plan.

1-1

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1        “Account” means, with respect to a Participant, his allocable share of the Plan Assets. A Participant’s Account under the Plan may include one or more of the following subaccounts:

(a)	After-Tax Account;

(b)	First Charter Employer Contribution Account;

(c)	FNB Employer Contribution Account;

(d)	Ohio Company SIP Matching Contribution Account;

(e)	Old Kent After-Tax Account;

(f)	Old Kent Matching Account;

(g)	Old Kent Pre-Tax Account;

(h)	Old Kent Rollover/Transfer Account;

(i)	Post-2014 Employer Matching Account;

(j)	Post-2006 Profit Sharing Account;

(k)	Pre-2004 Employer Contribution Account;

(l)	Pre-2015 Employer Matching Account;

(m)	Prior Plan Employer Contribution Account;

(n)	Qualified Non-Elective Contribution Account;

(o)	Rollover Account which may include the following subaccounts:

(1)	Traditional Rollover Account;

(2)	After-Tax Rollover Account;

(3)	Roth Rollover Account; and

(4)	Roth In-Plan Rollover Account(s);

2-1

(p)	Section 401(k) Salary Deferral Account which may include one or both of the following subaccounts:

(1)	Pre-Tax 401(k) Account; and

(2)	Roth 401(k) Account;

(q)	2004-2006 Profit Sharing Account;

(r)	Vested MB Prior Employer Contribution Account;

(s)	MB Safe Harbor Match Account;

(t)	MB Profit Sharing Account;

(u)	Pre-2007 MB Profit Sharing Account;

(v)	MB Prior Acquisition Employer Contribution Account;

(w)	Taylor Safe Harbor Match Account; and

(x)	MB Dividend Account.

A Participant’s Account also may include applicable subaccounts as specified under an Appendix to the Plan. A Participant’s account, if any, under a Predecessor Plan which merges into, or makes transfers to, this Plan, shall be allocated to the appropriate subaccounts as determined by the Administrator. The establishment and maintenance of separate Accounts under the Plan is for accounting purposes, and a segregation and separate investment of each Account shall not be required.

2.2        “Accounting Date” means the last day of each June, September, December and March; provided, however, if such last day falls on a Saturday, Sunday, or holiday, then the preceding business day shall be the Accounting Date.

2.3        (a)        “Actual Contribution Percentage” for a group of Participants in Component Plan A (as described in Section 4.7) for a Plan Year is the average of the ratios, calculated separately for each such Employee in such group, of:

(1)        the amount of the Employer match contributed to the Plan for such Plan Year under Section 4.5 on behalf of each such Employee, to

(2)        the Employee’s Annual Compensation for such Plan Year.

(b)        For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee, all plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code of the Employer (and other employers taken into account under section 414 of the Code) in which such Highly Compensated Employee is a participant, shall be treated as one such plan or arrangement and all matching contributions and employee contributions for any such Highly Compensated Employee under such arrangements for the Plan Year being tested shall be aggregated.

2-2

(c)    If the Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of computing the Actual Contribution Percentages and for determining whether the nondiscrimination rules of Section 4.7 are satisfied. If such aggregation applies, the other plans must use a testing method consistent with this Plan.

2.4        (a)        “Actual Deferral Percentage” for a group of Participants in Component Plan A (as described in Section 4.3) for a Plan Year is the average of the ratios, calculated separately for each such Employee in such group, of:

(1)        the compensation reduction contributions on behalf of each such Employee for such Plan Year under Section 4.1(a)(1), to

(2)        the Employee’s Annual Compensation for such Plan Year.

(b)        For purposes of computing the separate ratio under (a) above for any Highly Compensated Employee, all cash or deferred arrangements under section 401(k) of the Code of the Employer (and other employers taken into account under section 414 of the Code) in which such Highly Compensated Employee is a participant, shall be treated as one cash or deferred arrangement under section 401(k) of the Code and all elective contributions for any such Highly Compensated Employees under such arrangements for the Plan Year being tested shall be aggregated.

(c)        If the Plan satisfies the requirements of section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of computing the Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 4.3(b) are satisfied. If such aggregation applies, the other plans must use a testing method consistent with this Plan.

2.5        “Administrator” or “Committee” or “Plan Administrator” means the Fifth Third Bank Pension, 401(k), and Medical Plan Committee. Where applicable, a reference to Administrator includes its delegate.

2.6        “Affiliate” means each of the following for such period of time as is applicable under section 414 of the Code:

(a)        a corporation which, together with the Employer, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

2-3

(b)        a trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of section 414(c) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

(c)        an organization which, together with the Employer, is a member of an affiliated service group (as defined in section 414(m) of the Code); and

(d)        any other entity required to be aggregated with the Employer under section 414(o) of the Code.

2.7        “After-Tax Account” means the separate portion of a Participant’s Account which reflects the Participant’s nondeductible voluntary contributions under Section 4.6 or transferred or merged into this Plan from a Predecessor Plan (other than the Old Kent Thrift Plan), as adjusted in accordance with Article 7.

2.8        “Annual Compensation” means the remuneration (before reduction for withheld amounts) an Employee receives, or would have received but for compensation reduction pursuant to Section 4.1, pursuant to a Code section 125 arrangement or pursuant to a Code section 132(f)(4) qualified transportation arrangement, from an Employer during a Plan Year, from and after becoming a Participant, in the form of base wages or salary, overtime, variable compensation, and similar compensation, but excluding payments made pursuant to product-focused incentive plans, tuition refund reimbursements, wellness rewards and similar payments and benefits. Other performance-based additional cash compensation incentives associated with the primary duties of the Employee’s position shall be included in Annual Compensation. Performance-based additional cash compensation incentives not associated with the primary duties of the Employee’s position shall not be included in Annual Compensation.

Solely for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage, the Administrator, in its discretion, may use the definition of “Annual Compensation” set forth in the above paragraph, or the following definition. If the Administrator so determines, “Annual Compensation” for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage shall mean the total wages as defined in section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) which is paid by the Employer to an Employee during a Plan Year including amounts that otherwise would have been included within this definition but for section 402(a)(8) of the Code (relating to a salary reduction election under section 401(k) of the Code), section 125 of the Code (relating to the cafeteria or flexible benefit plans), section 132(f)(4), section 402(h) of the Code (relating to SEPs), section 403(b) of the Code (relating to certain tax deferred annuities), section 457(b) of the Code (relating to deferred compensation plans of state and local governments and tax-exempt organizations), section 414(h)(2) of the Code (relating to certain picked-up employee contributions).

2-4

For any Plan Year, only the first $265,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of a Participant’s Annual Compensation shall be taken into account.

2.9        “Beneficiary” means the person(s) entitled to receive distributions, if any, payable under the Plan upon or after a Participant’s death. Each Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is filed during such Participant’s lifetime, and may be changed from time to time by the Participant. If a Participant is married at the time of the Participant’s death, then such Surviving Spouse shall be the Participant’s Beneficiary unless the Surviving Spouse previously consented to the designation of another Beneficiary in a written consent that acknowledged the effect of such designation, acknowledged the specific Beneficiary, and was witnessed by a Plan representative or notary public. Notwithstanding the foregoing, a spousal Beneficiary designation shall become null and void upon the Participant’s divorce from such spouse, except to the extent (i) a qualified domestic relations order (described in Code section 414(q)) requires the Plan to treat such former spouse as the Participant’s Surviving Spouse or (ii) the Participant redesignates such former spouse as Beneficiary post-divorce. The Plan’s default Beneficiary rule, described herein this Section 2.9, will apply in the event a Participant’s designation becomes null and void.

If there is no designated Beneficiary to receive any amount that becomes payable to a Beneficiary, then such amount shall be paid to the person or persons in the first surviving class of the following classes of successive preference beneficiaries, and the members thereof shall receive equal shares of any distribution payable:

Class 1.        the Participant’s Surviving Spouse;

Class 2.        the Participant’s surviving children or issue of deceased children, per stirpes;

Class 3.        the Participant’s surviving parents;

Class 4.        the Participant’s surviving brothers and sisters; and

Class 5.        the Participant’s estate.

2.10        “Break in Service” means:

(a)        before January 1, 1985, a Severance of at least 12 consecutive months; and

(b)        after December 31, 1984, a Severance of at least 72 consecutive months; provided however, if as December 31, 1984, service was not required to be taken into account under the provisions of section 410(a) or 411(a) of the Code, then this Subsection (b) shall not cause such service to be taken into account.

2-5

2.11        “Code” means the Internal Revenue Code of 1986, as amended at the particular time applicable. A reference to a section of the Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.12        “Disability” means a physical or mental impairment determined to be a disability either (i) under the Employer’s long-term disability program or (ii) by the Social Security Administration.

2.13        “Early Retirement Age” means age 55 and at least 5 Vesting Years.

2.14        “Eligible Participant” means a Participant, described in Section 4.2(c), who is qualified to receive an allocation of the Employer contribution under Section 4.2 for a Plan Year. As provided in an applicable Appendix, certain individuals may be excluded from the term “Eligible Participant.”

2.15        “Eligibility Service” means an individual’s Service.

2.16        “Eligibility Year” means 365 days of Eligibility Service (whether or not continuous).

2.17        “Employee” means an individual who is employed by an Employer and who is considered by the Employer in its sole and absolute discretion to be an Employee for purposes of the Plan. An individual who performs services for the Employer as an independent contractor, leased employee, employee of a temporary agency or in any other capacity other than as an employee of an Employer shall not be considered an Employee for purposes of the Plan. A determination that an individual is an employee of the Employer for other purposes such as employment tax purposes, shall have no bearing whatsoever on the determination of whether the individual is an Employee under the Plan if the Employer does not consider the individual to be its Employee for purposes of the Plan. As provided in an applicable Appendix, certain individuals may be excluded from the term “Employee.”

2.18        “Employer” means Fifth Third Bank, National Association and each other subsidiary (direct or indirect) of Fifth Third Bancorp except for any such subsidiary excluded under the terms of the Plan (including an Appendix). An entity shall not be considered an Employer either before or after the time it is a subsidiary (direct or indirect) of Fifth Third Bancorp.

2.19        “Employment Commencement Date” means, with respect to an individual, the date on which he first performs an Hour of Service.

2.20        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, at the particular time applicable. A reference to a section of ERISA shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.21        “First Charter Employer Contribution Account” means the separate portion of the Account of a Participant who was a participant in the First Charter Corporation Retirement Savings Plan which is attributable to his “First Charter Matching Account” and his “First Charter Discretionary Contribution Account” under that plan, which merged into this Plan, as adjusted in accordance with Article 7.

2-6

2.22        “Five-Percent Owner” means any person who owns (or is considered as owning within the meaning of sections 318 and 416 of the Code) more than 5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer.

2.23        “FNB Employer Contribution Account” means the separate portion of the Account of a Participant who was a participant in the First National Bankshares of Florida, Inc. Salary Savings Plan which is attributable to “Additional Contributions” under that plan and “Matching Contributions” made before January 1, 2004 under that plan, which merged into this Plan, all as adjusted in accordance with Article 7.

2.24        (a)        “Highly Compensated Employee” with respect to a Plan Year means, as determined under section 414(q) of the Code and the Treasury Regulations thereunder, an individual who, at any time during the Plan Year is an Employee, and who:

(1)        during the Plan Year or the preceding twelve month period, was at any time a Five-Percent Owner; or

(2)        received Section 415 Compensation from the Employer in excess of $120,000 (as adjusted pursuant to section 414(q)(1) of the Code) during the twelve month period preceding the Plan Year, and, if the Employer so elects, was in the group consisting of the top 20 percent of Employees when ranked on the basis of Section 415 Compensation paid during such preceding twelve month period.

(b)        The determination of Highly Compensated Employees shall be made in accordance with the following:

(1)        For purposes of determining the number of Employees under (a)(2), the Employees described in section 414(q)(5) of the Code shall be disregarded.

(2)        The Employer shall be treated as including any other entities required to be aggregated under section 414 of the Code.

2.25        “Hour of Service” means an hour for which an individual is paid, or entitled to payment, for work for the Employer or an Affiliate.

2.26        “Military Service” means, with respect to a person employed immediately prior thereto by the Employer, the period of time that he spends in the Armed Forces of the United States, or its equivalent recognized pursuant to federal law, provided he returns to the service of the Employer within such period, if any, as is then provided by law for the protection of his reemployment rights, and provided he has not been employed elsewhere before returning to work for the Employer.

2-7

2.27        “Non-highly Compensated Employee” means an individual who is not a Highly Compensated Employee and who, at any time during the Plan Year, is an Employee.

2.28        “Normal Retirement Age” means the date on which a Participant has reached age 65.

2.29        “Ohio Company SIP Matching Contribution Account” means the separate portion of the Account of a Participant who was a participant in the Ohio Company Salary Investment Plan which is attributable to “Matching Contributions” under that Plan, which merged into this Plan, as adjusted in accordance with Article 7.

2.30        “Old Kent After-Tax Account” means the separate portion of the Account of a Participant who was a participant in the Old Kent Thrift Plan which is attributable to his “Regular Account” under the Old Kent Thrift Plan, which merged into this Plan, as adjusted in accordance with Article 7.

2.31        “Old Kent Matching Account” means the separate portion of the Account of a Participant who was a participant in the Old Kent Thrift Plan which is attributable to his “Matching Account” under the Old Kent Thrift Plan, which merged into this Plan, as adjusted in accordance with Article 7.

2.32        “Old Kent Pre-Tax Account” means the separate portion of the Account of a Participant who was a participant in the Old Kent Thrift Plan which is attributable to his “Thrift Plus Account” under the Old Kent Thrift Plan, which merged into this Plan, as adjusted in accordance with Article 7.

2.33        “Old Kent Rollover/Transfer Account” means the separate portion of the Account of a Participant who was a participant in the Old Kent Thrift Plan which is attributable to his “Rollover/Transfer Account” under the Old Kent Thrift Plan, which merged into this Plan, as adjusted in accordance with Article 7.

2.34        “Participant” means an Employee who satisfies the eligibility requirements of Article 3 and also means a former Employee who has an Account under the Plan. To the extent provided in an applicable Appendix, the term also includes an individual with an Account under the Plan by reason of a plan merger or transfer identified in such Appendix. As provided in an applicable Appendix, certain individuals may be excluded from the term “Participant.”

2.35        “Plan” means the Fifth Third Bancorp 401(k) Savings Plan as set forth in this document, including all Appendices, and, if amended at any time, then as so amended.

2.36        “Plan Assets” means the assets of the Plan at the particular time applicable.

2.37        “Plan Sponsor” means Fifth Third Bancorp.

2.38        “Plan Year” means the calendar year.

2-8

2.39        “Post-2014 Employer Matching Account” means the separate portion of each Participant’s Account which reflects the Employer’s contributions under Section 4.5 (and the forfeitures allocated thereto), as adjusted in accordance with Article 7.

2.40        “Post-2006 Profit Sharing Account” means the separate portion of a Participant’s Account which reflects the Employer’s contributions under Section 4.2 (and forfeitures allocated thereto) for Plan Years beginning after December 31, 2006, as adjusted in accordance with Article 7.

2.41        “Predecessor Plan” means a plan identified as such in an Appendix to this Plan.

2.42        “Pre-Tax 401(k) Account” means the separate portion of a Participant’s Section 401(k) Salary Deferral Account which reflects all amounts credited thereto except for designated Roth contributions under Section 4.1(a)(3) (and earnings on such designated Roth contributions), as adjusted in accordance with Article 7.

2.43        “Pre-2004 Employer Contribution Account” means the separate portion of a Participant’s Account which reflects the Employer’s contributions of “Profit Sharing Allocations” for Plan Years after 1996 and before 2004, and the Employer’s matching contributions under Section 4.4 for Plan Years beginning before January 1, 2004, as adjusted in accordance with Article 7.

2.44        “Pre-2015 Employer Matching Account” means the separate portion of each Participant’s Account which reflects the Employer’s contributions under Section 4.4 (and the forfeitures allocated thereto), for Plan Years beginning after December 31, 2003 and before January 1, 2015, as adjusted in accordance with Article 7.

2.45        “Prior Plan Employer Contribution Account” means the separate portion of a Participant’s Account which reflects: (a) the Employer’s contributions for Plan Years before 1997 of that portion of each Participant’s “Profit Sharing Allocation” which exceeded his “Elective Percentage” (as those terms were defined in the Plan then in effect) and forfeitures allocated thereto; and (b) for a Participant who was a participant in a Predecessor Plan, amounts which transferred or merged into this subaccount from a Predecessor Plan; all as adjusted in accordance with Article 7.

2.46        “Qualified Non-Elective Contribution Account” means the separate portion of a Participant’s Account which reflects: (a) qualified nonelective contributions made under the applicable terms of the Plan (which were taken into account in actual deferral percentage or actual contribution percentage testing under the Plan); and (b) for a Participant who was a participant in the First Charter Corporation Retirement Savings Plan, amounts attributable to his “Bank Savings Subaccount” under that plan, which merged into this Plan; all as adjusted in accordance with Article 7.

2.47        “Reemployment Commencement Date” means the first day, after a Severance, on which an individual performs an Hour of Service.

2-9

2.48        “Rollover Account” means the separate portion of a Participant’s Account which reflects his rollover contributions under Section 4.10, and any rollover contributions transferred or merged into this Plan from a Predecessor Plan (other than the Old Kent Thrift Plan), as adjusted in accordance with Article 7. In order to separately account for any designated Roth contributions (including any earnings on such contributions) accepted in a rollover contribution, a Participant’s Rollover Account may include the following subaccounts: Traditional Rollover Account; Roth Rollover Account; and Roth In-Plan Rollover Account(s).

2.49        “Roth 401(k) Account” means the separate portion of a Participant’s Section 401(k) Salary Deferral Account which reflects designated Roth contributions credited thereto under Section 4.1(a)(3), as adjusted in accordance with Article 7.

2.50        “Roth In-Plan Rollover Account” means the separate account(s) of a Participant’s Rollover Account that reflects Roth in-plan rollover contributions (including earnings on such contributions) accepted in a rollover contribution under Section 4.10(d), as adjusted in accordance with Article 7.

2.51        “Roth Rollover Account” means the separate portion of a Participant’s Rollover Account which reflects designated Roth contributions (including earnings on such contributions) accepted in a rollover contribution under Section 4.10(b), as adjusted in accordance with Article 7.

2.52        “Section 401(k) Salary Deferral Account” means the separate portion of a Participant’s Account which reflects: (a) contributions on behalf of such Participant under Section 4.1; (b) contributions of the “Elective Percentage” of his “Profit Sharing Allocation” (as those terms were defined in the Plan) for Plan Years before 1997; and (c) any section 401(k) elective deferrals transferred or merged into this Plan from a Predecessor Plan (other than the Old Kent Thrift Plan); all as adjusted in accordance with Article 7. In order to separately account for any designated Roth contributions under Section 4.1(a)(3), a Participant’s Section 401(k) Salary Deferral Account may include the following subaccounts: Pre-Tax 401(k) Account and Roth 401(k) Account.

A Participant’s Section 401(k) Salary Deferral Account shall include any Roth In-Plan Rollover sub-accounts attributable to the types of contributions described in this Section 2.52.

2.53        (a)        “Service” means the sum of the following periods (whether or not continuous), provided that no period of time shall be counted more than once:

(1)        each period beginning on an individual’s Employment Commencement Date or Reemployment Commencement Date and ending with his next Severance;

(2)        any separation from the service of the Employer of 12 months or less;

(3)        Military Service;

(4)        service taken into account for a particular Participant under a Predecessor Plan. Except as otherwise provided in an Appendix, the following transition rules shall apply with respect to any Participant who has been covered under a Predecessor Plan under which service has been computed on the basis of hours of service during 12-month computation periods. Such an individual shall receive credit for a period of service consisting of:

(A)        the number of years of service credited to him before the computation period (determined under the Predecessor Plan) in which the Plan is adopted, plus

2-10

(B)        the greater of

(i)        the period of service that would be credited to him under the elapsed time method under (a) above for his service during the entire computation period in which the adoption occurs or

(ii)        service taken into account under the computation periods method as of the date of the adoption.

In addition, the individual shall receive credit for service subsequent to the adoption commencing on the day after the last day of the vesting computation period in which the adoption occurs.

(5)        as provided in an applicable Appendix, service (not otherwise taken into account under a Predecessor Plan) for a predecessor employer named in such Appendix, taken into account as provided in such Appendix.

(6)        unless otherwise provided in the Plan, service with a company whose stock is purchased by the Employer (or, if applicable, substantially all of such company’s assets are purchased by the Employer).

(b)        Anything in the Plan to the contrary notwithstanding, in determining an Employee’s Service, he shall be entitled to such credit, if any, as is required by federal law.

2.54        “Severance” means, an absence from the employment of the Employer and all Affiliates, beginning on the earliest of death, quit, discharge, retirement or the first anniversary of any other absence (with or without pay).

2.55        “Surviving Spouse” means a Participant’s surviving spouse except to the extent that a former spouse is treated as such, for purposes of the Plan, under a qualified domestic relations order as described in section 414(p) of the Code.

2.56        “2004-2006 Profit Sharing Account” means the separate portion of a Participant’s Account which reflects the Employer’s contributions under Section 4.2 (and forfeitures allocated thereto) for Plan Years beginning after December 31, 2003 and before January 1, 2007, as adjusted in accordance with Article 7.

2.57        “Traditional Rollover Account” means the separate portion of a Participant’s Rollover Account which reflects amounts accepted in a rollover contribution under Section 4.10(a) (and which are not attributable to designated Roth contributions), as adjusted in accordance with Article 7.

2.58        “Trustee” means Great-West Trust Company, LLC and its successors and assigns in trust.

2-11

2.59        “Vesting Service” means an individual’s Service.

2.60        “Vesting Years” mean the number of whole years of a Participant’s Vesting Service, whether or not such Vesting Service was completed continuously. Nonsuccessive periods of Vesting Service (whether or not consecutive) shall be aggregated on the basis that 365 days of Vesting Service equal a whole Vesting Year.

2-12

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility and Participation.

(a)        For Profit Sharing Contributions and Rollovers. Each Employee shall become a Participant as of the date on which he has credit for at least one Hour of Service.

(b)        For 401(k) Contributions. Notwithstanding (a) above, an Employee shall be eligible to make 401(k) contributions under Section 4.1 only on and after the first pay date following his completion of 30 days of Eligibility Service. If an Employee terminates employment after completing 30 days of Eligibility Service and is later re-employed as an Employee, he shall be eligible for such contributions beginning with the first pay date after such re-employment provided he still has credit for 30 days of Eligibility Service.

(c)        Safe Harbor Matching Contributions. Notwithstanding (a) or (b) above, an Employee shall be eligible to receive post-2014 Employer matching contributions under Section 4.5 as follows:

(1)        For Employees with an Employment Commencement Date or Reemployment Commencement Date on or after January 1, 2015, only beginning with the pay period in which falls his completion of 180 days of Eligibility Service. If an Employee terminates employment after completing 180 days of Eligibility Service and is later re-employed as an Employee, he shall be eligible for such contributions immediately provided he still has credit for 180 days of Eligibility Service.

(2)        For Employees with an Employment Commencement Date or Reemployment Commencement Date before January 1, 2015 and whose employment with an Employer continues uninterrupted from such date through January 1, 2015, beginning with the first pay date following his completion of at least 30 days of Eligibility Service. For avoidance of doubt, such an Employee who has at least 30 days of Eligibility Service (including Eligibility Service before 2015) before the first pay date in 2015, shall be eligible to receive the safe harbor matching contributions effective with that first pay date. If such an Employee, after having received credit for at least 30 days of Eligibility Service, terminates employment after January 1, 2015 and is later re-employed, he shall be eligible for such contributions only as provided in (1) above.

3.2

Reemployment of Former Participant. If a former Participant is reemployed by the Employer, then, provided that he meets the requirements of Section 3.1, he shall become a Participant again as of the date of such reemployment.

3-1

3.3	Ineligible Employees.

(a)        Ineligible Class of Employees. Notwithstanding anything to the contrary in this Article 3 or in Article 4, during the time that an Employee falls within one or more of the following classes of Employees, he shall not be eligible to participate in the Plan, or to make or receive allocations of contributions or forfeitures under the Plan:

(1)        a nonresident alien who is not paid through the Employer’s primary United States payroll system and who receives no earned income from the Employer which constitutes United States source income, or who does receive such income if all of such income is exempt from United States income tax under an applicable income tax convention;

(2)        an Employee who is not paid through the Employer’s primary United States payroll system and whose position is located primarily (as determined by the Employer) outside the United States; or

(3)        an Employee who is covered by a collective bargaining agreement with the Employer unless, and only to the extent, such collective bargaining agreement provides for coverage under the Plan.

(b)        Change of Employee Classification. In the event an Employee who is a member of an ineligible class, as described in (a) above has a change in employment status so that he is no longer a member of such an ineligible class, he shall be eligible to participate in the Plan and to make or receive allocations, contributions or forfeitures under the Plan immediately provided he meets the requirements of Section 3.1.

3-2

ARTICLE 4

CONTRIBUTIONS AND THEIR ALLOCATION

4.1	Compensation Reduction Contributions.

(a)	Compensation Reduction.

(1)        401(k) Contributions.   Each Participant who has met the eligibility requirements of Section 3.1(b) may make Section 401(k) contributions by entering into a compensation reduction agreement with his Employer whereby he authorizes his Employer to reduce his Annual Compensation or any part thereof, by such percentage or dollar amount prospectively as he shall specify. The Administrator may from time to time establish rules and procedures with respect to compensation reduction contributions hereunder. Such rules and procedures may include, but shall not be limited to, rules pertaining to default elections, rules providing for the continuation of elections from one year to the next, procedures allowing separate elections for different types of Annual Compensation (such as variable compensation), rules restricting the amount by which compensation may be reduced, rules restricting such contributions to Participants whose pay is paid through the Fifth Third payroll system, and rules respecting the time for filing forms. In accordance with such rules and procedures as the Administrator deems appropriate, the Employer may treat a Participant as having made a compensation reduction election unless and until a Participant affirmatively elects to revoke or revise such deemed compensation reduction election. A compensation reduction agreement can be made only with respect to Annual Compensation which also constitutes “compensation” within the meaning of section 415(c)(3) of the Code and section 1.415(c)-2 of the Treasury Regulations.

(2)        Catch-Up Contributions.   Each “Catch-Up Eligible Participant,” as defined below, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. “Catch-Up Eligible Participant” means a Participant who is age 50 or older and for this purpose a Participant who is projected to attain age 50 before the end of a calendar year is deemed to be age 50 as of January 1 of such year.

Catch-up contributions shall be eligible for post-2014 Employer matching contributions under Section 4.5.

(3)        Designated Roth Contributions.   A Participant may irrevocably designate at the time of his Section 401(k) compensation reduction election, part or all of his Section 401(k) contributions hereunder (including catch-up contributions under (2) above) as “designated Roth contributions.” Any amounts so designated shall be includible in the Participant’s income at the time the Employee would have received the amount in cash if he had not made the deferral election (instead of being excluded from income as is the case with Section 401(k) contributions not so designated). In the absence of such a designation, the default rule shall be that such contributions shall be treated as pre-tax (non-Roth) elective contributions.

4-1

The Administrator shall provide separate sub-accounting within a Participant’s Section 401(k) Salary Deferral Account so as to track designated Roth contributions (and investment earnings and losses thereon) separately from Section 401(k) contributions not so designated. Designated Roth contributions shall be credited to the Participant’s Roth 401(k) Account (a subaccount of the Section 401(k) Salary Deferral Account) and Section 401(k) contributions which are not designated Roth contributions shall be credited to the Participant’s Pre-Tax 401(k) Account. For all purposes of the Plan, designated Roth contributions shall be treated the same as Section 401(k) contributions not so designated.

In any withdrawal, distribution (including corrective distributions), plan loans or other relevant circumstances where a Participant has amounts in both his Roth 401(k) Account and Pre-Tax 401(k) Account, the Administrator in its discretion shall determine which amounts are affected.

The Administrator shall have all power necessary or appropriate to administer the Roth contribution feature of this Plan as the Administrator deems appropriate, provided that a Participant who is an eligible Employee must be given an effective opportunity to make (or change) an election to make designated Roth contributions at least once during each Plan Year.

(b)        Contribution to the Plan.   Subject to the limitations under Article 5 and Section 4.3, the Employer shall so reduce the Participant’s Annual Compensation and shall contribute to the Plan on behalf of each such Participant an amount equal to the reduction in the Participant’s Annual Compensation. Such contribution shall be credited to the Participant’s Section 401(k) Salary Deferral Account (the Roth 401(k) Account in the case of designated Roth contributions and the Pre-Tax 401(k) Account otherwise). Such contributions for a Plan Year shall be made as soon as the Employer can reasonably segregate such amounts, but not later than the 15th business day of the month following the month in which such amounts would have otherwise been payable to the Participant.

4.2	Profit Sharing Contributions.

(a)        General.   The Board of Directors of Fifth Third Bancorp shall determine the amount (if any) to be contributed to the Plan for allocation under this Section 4.2, subject to Article 5 and this Article 4.

(b)        Allocation Among Employers.   Each Employer shall contribute under the Plan the total contribution allocable to its Eligible Participants.

(c)        Participants Entitled to Receive an Allocation of Employer Contribution.   A Participant shall be an “Eligible Participant” and shall be entitled to receive an allocation of the Employer contribution to the Plan under (a) above for a Plan Year if he:

(1)        is in the employment of an Employer on the last day of such Plan Year;

4-2

(2)        died during such Plan Year and prior to the termination of his employment;

(3)        retired on or after his reaching Normal Retirement Age during such Plan Year;

(4)        retired on or after his reaching Early Retirement Age during such Plan Year;

(5)        incurred a Disability and retired as a result thereof during such Plan Year; or

(6)        is on leave of absence at the close of such Plan Year, if he received compensation from an Employer during such Plan Year.

(d)        Allocation Formula. Subject to the limitations of Article 5, as of the last day of a Plan Year, there shall be allocated to the Post-2006 Profit Sharing Account of each Participant qualified under (c) above to receive such an allocation, that portion of the Employer’s contribution under (a) above for such Plan Year (if any) that bears the same ratio to the total amount of such contribution as the Annual Compensation of such Participant for such Plan Year bears to the total amount of the Annual Compensation for all such Participants for such Plan Year. Contributions under this Section for Plan Years beginning after December 31, 2003 and before January 1, 2007 were allocated to Participants’ 2004-2006 Profit Sharing Accounts.

4.3	Limitation on 401(k) Contributions.

(a)	Applicability of ADP Testing.

(1)        General. The ADP testing requirements are deemed satisfied by reason of the Plan’s satisfaction of the safe harbor requirements of section 401(k)(12) of the Code. However, this Plan extends eligibility to make 401(k) contributions to Employees after 30 days of Eligibility Service (Section 3.1(b)) but does not provide the safe harbor matching contributions to such Employees until they have satisfied the minimum service requirements in Section 3.1(c). As such, the ADP testing requirements are theoretically applicable to the Employees who have not met the statutory minimum age or service requirements. Therefore, the ADP provisions remain in the Plan but solely for such group, as provided in (2) below.

(2)        Special Rules for Early Participation. For testing purposes, the Plan shall be treated as two separate plans: one benefiting the Employees who have satisfied the lower minimum age and service conditions of the Plan but not the greatest such conditions permitted under section 410(a) of the Code (hereinafter “Component Plan A”); and one benefiting Employees who have satisfied the greatest such conditions permitted under section 410(a) of the Code (hereinafter “Component Plan B”). The testing in this Section 4.3 shall be applied as follows:

The testing shall be applied solely to Component Plan A because Component Plan B satisfies the safe harbor requirements of section 401(k)(12) so as to eliminate the need for such testing. In this regard, the Actual Deferral Percentages and Actual Contribution Percentages shall be determined separately for Component Plan A.

4-3

This provision shall be administered in accordance with rules and regulations promulgated by the Secretary of Treasury or its delegate.

(b)        Current Year Testing.   For Component Plan A, the Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees shall not exceed the greater of:

(1)        1.25 times the Actual Deferral Percentage for the current Plan Year for all the Participants who are Non-highly Compensated Employees or

(2)        2 times the Actual Deferral Percentage for the current Plan Year for the Participants who are Non-highly Compensated Employees, provided that the Actual Deferral Percentage for the Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the current Plan Year for Participants who are Non-highly Compensated Employees by more than 2 percentage points.

(c)        Adjusted $18,000 Annual Limit.   In no event shall the amount of a Participant’s compensation reduction under Section 4.1(a)(1) (and under all other plans, contracts or arrangements of the Employer which allow elective deferrals within the meaning of section 402(g)(3) of the Code) during a calendar year exceed the dollar limitation contained in section 402(g) of the Code in effect for the taxable year, except to the extent permitted in section 4.1(a)(2) and section 414(v) of the Code.

4.4        Pre-2015 Employer Matching Contributions to Pre-2015 Employer Matching Accounts.   Effective for Plan Years beginning on or after January 1, 2015, this Section 4.4 no longer applies and the safe harbor matching contribution provisions of Section 4.5 apply.

4.5        Employer Contributions to Post-2014 Employer Matching Accounts.

(a)        General.   The Employer shall make matching contributions to the Post-2014 Employer Matching Accounts of eligible Participants in accordance with this Section 4.5. Only those compensation deferrals made after a Participant becomes eligible for the post-2014 Employer matching contributions under Section 3.1(c) shall be eligible to be matched under this Section 4.5.

(b)        Pay Period Match.   The Employer shall make matching contributions to the Post-2014 Employer Matching Accounts of each eligible Participant who has Section 401(k) compensation reduction contributions made on his behalf under Section 4.1 for any pay period or with respect to any payment of Annual Compensation after the Participant has become eligible under Section 3.1(c). The amount of the matching contribution for any such pay period or with respect to any such payment shall be equal to:

(1)        one hundred fifty percent (150%) of so much of the Participant’s compensation reduction contributions as do not exceed two percent (2%) of the Participant’s Annual Compensation for such period or in such payment, and

4-4

(2)        one hundred percent (100%) of so much of the Participant’s compensation reduction contributions under Section 4.1, in excess of two percent (2%) but not in excess of six percent (6%) of the Participant’s Annual Compensation for such period or in such payment.

(c)        Plan Year True-Up Match.

(1)        Participants Eligible for Plan Year True-Up Match.   A Participant shall be eligible for the Plan Year true-up match under this Section 4.5(c) only if he meets the following:

(A)        he made compensation reduction contributions during the Plan Year, after becoming eligible for the post-2014 Employer matching contributions under Section 3.1(c); and

(B)        some of those compensation reduction contributions, up to six percent (6%) of the Participant’s Annual Compensation for the Plan Year but counting only such Annual Compensation payable after the Participant became eligible for the post-2014 Employer matching contributions under Section 3.1(c), were not matched under (b) above.

(2)        Amount of Plan Year Match.   The amount of the Plan Year true-up match shall be calculated by reference to so much of the Participant’s compensation reduction contributions for the Plan Year (but excluding any such contributions made before the Participant was eligible for the safe harbor match under Section 3.1(c)) as do not exceed six percent (6%) of the Participant’s Annual Compensation otherwise payable during the Plan Year (excluding Annual Compensation paid prior to the time the Participant was eligible under Section 3.1(c)).

The Plan Year true-up match (if any) shall equal—

(A)        (i)         one hundred fifty percent (150%) of such compensation reduction contributions as do not exceed two percent (2%) of such Annual Compensation, plus

 (ii)        one hundred percent (100%) of such compensation reduction contributions in excess of two percent (2%) but not in excess of six percent (6%) of such Annual Compensation; reduced by

(B)         the aggregate amount of the matching contributions under (b) above allocable to the Participant for the Plan Year.

(d)        Time for Matches.   Contributions under this Section 4.5 for a Plan Year shall be made no later than the end of the Plan Year following the Plan Year to which the contributions relate.

4.6        Voluntary After-Tax Participant Contributions Before 2011.   For Plan Years before 2011, each Participant who had met the applicable eligibility requirements was eligible to make voluntary after-tax contributions in cash to the Plan. A Participant’s voluntary after-tax contributions are reflected in his After-Tax Account.

4-5

Effective for Plan Years beginning on or after January 1, 2011, no further contributions of this type shall be permitted under the Plan.

4.7        Limitation on Employer Matching Contributions.   The ACP testing requirements are deemed satisfied by reason of the Plan’s satisfaction of the safe harbor requirements of sections 401(k)(12) and (m)(11) of the Code.

4.8         Treatment of Excess Contributions.

(a)        Excess Elective Deferrals.

(1)        Participant Election.   If amounts are includible in a Participant’s gross income under section 402(g) of the Code for a taxable year of the Participant, the Participant may elect to receive a distribution from his Section 401(k) Salary Deferral Account in an amount up to the sum (or difference) of:

(A)        the lesser of:

(i)        the amount includible in his gross income under section 402(g) of the Code for the taxable year; or

(ii)        the sum of his compensation reduction under Section 4.1(a) for the taxable year plus; (or minus)

(B)        the income (or loss) allocable to the amount determined under (A) through the end of such taxable year (i.e., excluding so-called gap period earnings) determined in accordance with Treasury Regulations.

(2)        Procedure.   An election under (1) above shall be made in writing, signed by the Participant, on such form as the Administrator shall direct and shall be effective only if received by the Administrator no later than the first April 1st following the close of the Participant’s taxable year to which the election relates. A Participant who has exceeded the limits of Section 4.3(c) shall be deemed to have made an election hereunder to the extent of such excess.

(3)        Distribution.   Any other provisions of the Plan to the contrary notwithstanding, the amount determined under (1) if properly elected under (2) shall be paid to the Participant as a lump sum no later than the first April 15th following the close of the Participant’s taxable year to which the election relates.

(4)        Effect on Other Provisions.   Except to the extent provided by the Secretary of the Treasury or his delegate, distributions hereunder shall be taken into account under Sections 4.3(b) and 4.7.

(b)        Excess Section 401(k) Deferrals.

(1)        Excess Actual Deferral Percentage.   In the case of Component Plan A, as referred to in Section 4.3(b), if the Actual Deferral Percentage for a Plan Year for the Participants who are Highly Compensated Employees exceeds the maximum amount allowable under Section 4.3(b), then the Administrator shall determine the amount to be distributed, and the Highly Compensated Employees subject to receiving a distribution, in accordance with the Code and applicable Treasury Regulations.

4-6

(2)        Distribution.   Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall distribute the amount determined under (1) above to each Highly Compensated Employee determined under (1) above as a lump sum cash distribution no later than the last day of the following Plan Year; provided, however, the Employer shall be subject to a 10% excise tax under section 4979 of the Code if the distributions (or forfeitures) are not made before the close of the first 2 1⁄2 months of such following Plan Year. The income (or loss) allocable to the amount determined under (1) above through the end of the Plan Year of the excess contributions (i.e., excluding so-called gap period earnings) determined by the Administrator in accordance with applicable Treasury Regulation, shall also be distributed.

(3)        Effect on Other Provisions.   If distributions are made in accordance with this Section 4.8(b) with respect to a Plan Year, then the limitations of Section 4.3(b) shall be deemed satisfied for the Plan Year. Except to the extent provided by the Secretary of Treasury, distributions hereunder shall be taken into account under Article 5.

(c)        Excess Actual Contribution Percentage.

(1)        Excess Actual Contribution Percentage.   In the case of Component Plan A, as referred to in Section 4.7(b), if the Actual Contribution Percentage for a Plan Year for the Participants who are Highly Compensated Employees exceeds the maximum amount allowable under Section 4.7 (after application of (a) and (b) above), then the Administrator shall determine the amount to be distributed (or, if forfeitable, forfeited) (“Excess Aggregate Contributions”) in accordance with the Code and applicable Treasury Regulations and the following. “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(A)        The aggregate amount of contributions actually taken into account in computing the Actual Contribution Percentage of Highly Compensated Employees for such Plan Year, over

(B)        The maximum amount of such contributions permitted by the Actual Contribution Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ratios calculated separately for each such Participant (under Section 2.3) beginning with the highest of such percentages).

(2)        Required Distributees and Forfeitures.   Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution (or forfeiture) of any Excess Aggregate Contributions.

4-7

(3)        Distribution and Forfeiture.   The Administrator shall distribute to (or forfeit from in the case of a forfeitable amount) each Highly Compensated Employee specified in (2) above from his Account the sum (or difference) of:

(A)        the amount (if any) determined under (2) above; plus (or minus)

(B)        the income (or loss) allocable to the amount determined under (A) through the end of the Plan Year of the Excess Aggregate Contributions (i.e., excluding so-called gap period earnings) determined by the Administrator in accordance with applicable Treasury Regulations earnings).

Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall distribute (or forfeit, as applicable) the amount so determined as a lump sum no later than the last day of the following Plan Year; provided, however, the Employer shall be subject to a 10% excise tax under section 4979 of the Code if the distributions (or forfeitures) are not made before the close of the first 2 1⁄2 months of such following Plan Year. Any forfeitures in this Section 4.8(c) may not be allocated to Participants who receive a distribution or incur a forfeiture under this Section 4.8.

(4)        Effect on Other Provisions.   If distributions are made in accordance with this Section 4.8 with respect to a Plan Year, then the limitations of Section 4.7 shall be deemed satisfied for the Plan Year. Except to the extent provided by the Secretary of the Treasury, distributions hereunder shall be taken into account under Article 5.

4.9        Return of Employer Contributions.

(a)        Mistake of Fact.   If a contribution by an Employer to the Plan is made by reason of a mistake of fact, then, subject to (c) below, such contribution may be returned to the contributing Employer within 1 year after the payment of such contribution.

(b)        Deductibility.   Employer contributions to the Plan are conditioned upon the deductibility of such contributions under section 404 of the Code, and, subject to (c) below, such contributions (to the extent disallowed) may be returned to the contributing Employer within 1 year after the disallowance of the deduction.

(c)        Limitation on Return.   The amount of the contribution which may be returned to an Employer under paragraph (a) or (b) above shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess may not be returned to an Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, the amount of the contribution which may be returned shall be limited so as not to cause the balance to the credit of a Participant’s Account to be reduced to less than the balance which would have been credited to his Account had such contribution not been made.

4.10        Rollover Contributions.

(a)        Traditional Rollovers.   A Participant, while in the employ of the Employer, may contribute to the Plan money and/or other property acceptable to the Trustee that qualifies for such a rollover under the provisions of section 402(c) or 403(a)(4) of the Code or that qualifies as a rollover contribution under section 408(d)(3) of the Code; provided however, no amounts constituting accumulated deductible employee contributions, as defined in section 72(o)(5) of the Code, after-tax employee contributions or traditional Individual Retirement Account (IRA) contributions may be so contributed.

4-8

Any rollover contribution shall be credited to such Participant’s Traditional Rollover Account as soon as administratively feasible following the Trustee’s receipt thereof. If any amount received as a rollover contribution is determined not to qualify for a rollover, then such amount (adjusted for any gain or loss) shall be returned to the Participant as soon as practical. At the discretion of the Administrator, rollover contributions may include loan notes transferred from another tax-qualified plan.

(b)        Roth Rollover.   The Administrator may accept a direct rollover from a Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code, but only if such rollover meets the applicable requirements of (a) above and section 402(c) of the Code. The Administrator shall provide separate sub-accounting within a Participant’s Rollover Account so as to track designated Roth contributions (and investment earnings and losses thereon) separately from non-Roth rollover contributions. Rollovers of designated Roth contributions (and earnings on such contributions) shall be credited to the Participant’s Roth Rollover Account, as soon as administratively feasible following the Trustee’s receipt thereof.

(c)        Administration.   In any withdrawal, distribution, plan loans or other relevant circumstances where a Participant has amounts in both a Traditional Rollover Account and a Roth Rollover Account, the Administrator in its discretion shall determine which amounts are affected.

(d)        Roth In-Plan Rollover.   The Administrator may accept a Roth in-plan rollover contribution in accordance with the following:

(1)        Roth In-Plan Rollovers of Otherwise Distributable Amounts.   Notwithstanding any other provision in the Plan to the contrary, a Participant who is eligible to receive (or receives) from his Account an eligible rollover distribution, within the meaning of section 402(c)(4) of the Code, and who is an active Employee may elect to roll over all or any portion of such distribution (in accordance with the rules prescribed by the Administrator), other than any amount that is a designated Roth contribution described in section 402A of the Code, to a Roth In-Plan Rollover Account under the Plan. Notwithstanding the foregoing, a Participant may not elect to roll over pursuant to this Section any eligible rollover distribution made on or after Severance. Notwithstanding any other provision of the Plan to the contrary, a Participant’s Roth In-Plan Rollover Account attributable to otherwise distributable amounts shall be distributable in accordance with rules that are no more restrictive than the distribution rules applicable to such contributions prior to rollover.

(2)        Roth In-Plan Rollovers of Non-Distributable Amounts.   Notwithstanding any other provision in the Plan to the contrary, a Participant who is an active Employee may elect to roll over to his Roth 401(k) Account under the Plan (in accordance with rules prescribed by the Administrator) all or any portion of the vested amounts held in his Account, other than any amount which is a designated Roth contribution described in section 402A of the Code, that are not otherwise distributable in accordance with the terms of the Plan. Roth in-plan rollover contributions of non-distributable amounts are subject to the following:

(A)        Fully Vested Requirement.   A Participant may only make Roth in-plan rollover contributions of non-distributable amounts allocated to an Account in which the Participant has a fully vested interest.

4-9

(B)        Loans.   Roth in-plan rollover contributions attributable to non-distributable amounts shall continue to be subject to the same loan rules that applied prior to conversion. For example, a Participant may borrow from that portion of the Participant’s Roth In-Plan Rollover Account attributable to 401(k) contributions but may not borrow from that portion of the Participant’s Roth In-Plan Rollover Account attributable to matching contributions.

(C)        Distributions and Withdrawals.   Roth in-plan rollover contributions attributable to non-distributable amounts continue to be subject to the same distribution restrictions that applied prior to conversion. For example, Roth in-plan rollover contributions attributable to 401(k) contributions continue to be subject to the distribution restrictions applicable to 401(k) contributions under section 401(k)(2)(B) of the Code and the Plan.

(3)        If a Participant makes an election pursuant to (1) or (2) above, his Roth in-plan rollover contribution shall be irrevocably designated as being made pursuant to, and intended to comply with, section 402A of the Code and the nontaxable portion of his Roth in-plan rollover contribution shall be included in his gross income for the taxable year in which the Roth in-plan rollover contribution is made. The Trustee shall account for the Participant’s Roth in-plan rollover contributions separately from other Section 401(k) contributions and Roth rollover contributions.

(4)        Notwithstanding any other provision in the Plan to the contrary, a Participant’s Roth In-Plan Rollover Account shall be taken into account for purposes of Section 8.6. A Roth in-plan rollover will not affect any protected distribution rights under section 411(d)(6) of the Code attributable to the rolled over amount.

4-10

ARTICLE 5

LIMITATIONS ON ANNUAL ADDITIONS

5.1        Definitions.   For purposes of this Article 5, the following terms shall have the following meanings:

(a)        “Annual Addition” means, with respect to the Plan, any other Defined Contribution Plan in which a Participant participates or has participated, and any account described in (4) or (5) below, the sum, for the Limitation Year, of:

(1)        all employer contributions (other than amounts restored in accordance with section 411(a)(3)(D) or 411(a)(7)(C) of the Code and excluding restorative payments resulting from a fiduciary’s actions for which there is a reasonable risk of liability) allocated to his account;

(2)        all forfeitures allocated to his account;

(3)        100% of his own contributions (other than rollover contributions, repayments of loans or of amounts described in section 411(a)(7)(B) of the Code in accordance with the provisions of section 411(a)(7)(C) of the Code and repayments of amounts described in section 411(a)(3)(D) of the Code, direct transfers between qualified plans);

(4)        amounts allocated to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer or an Affiliate; and

(5)        amounts derived from contributions paid or accrued in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefits fund, as defined in section 419(e) of the Code, maintained by the Employer or an Affiliate.

A Participant’s Annual Addition shall include such other amounts as the Commissioner of Internal Revenue properly determines. An Annual Addition shall be deemed credited to a Participant’s account with respect to an applicable Limitation Year if it is allocated to his account under the terms of such plan as of any date within such applicable Limitation Year; provided however, such amount must be actually contributed within the time limit prescribed by applicable Treasury Regulations.

(b)        (1)        “Defined Contribution Plan” means each of the following (whether or not terminated) maintained by the Employer or an Affiliate:

(A)        a plan that is qualified under section 401 of the Code and that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account;

5-1

(B)        a Participant’s contributions to a Defined Benefit Plan; and

(C)        contributions by the Employer or an Affiliate to a simplified employee pension (as defined in section 408(k) of the Code).

(2)        With respect to any Participant who is in control of the Employer within the meaning of section 414(b) or (c) of the Code, as modified by section 415(h) of the Code, the term “Defined Contribution Plan” includes an annuity contract described in section 403(b) of the Code.

(c)        “Limitation Year” means the calendar year or any other 12-consecutive-month period adopted pursuant to written resolution.

(d)        “Section 415 Compensation” means the total wages as defined in section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Effective for Limitations Years beginning after December 31, 1997, the term includes any elective deferrals (as defined in section 402(g)(3) of the Code) and any amount which is contributed or deferred at the election of the Employee and which is not includible in the Employee’s gross income by reason of section 125 or 457 of the Code. Effective for Limitation Years beginning after December 31, 2000, the term also includes elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code. Section 415 Compensation actually paid or made available to a Participant within a Limitation Year (including, at the election of the Employer, amounts earned but not paid in a Limitation Year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees and no amount is included in more than one Limitation Year) shall be used.

Except as follows, in order to be taken into account for a Limitation Year, Section 415 Compensation must be paid or treated as paid to an Employee prior to the Employee’s severance from employment with the Employer. Compensation described below does not fail to constitute Section 415 Compensation merely because it is paid after the Employee’s severance from employment with the Employer provided it is paid by the later of 2 1⁄2 months after the severance or the end of the Limitation Year that includes the date of the severance. Compensation is subject to this rule if (A) it is regular compensation for services during the Employee’s regular work hours or for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (B) the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

5-2

In addition, Section 415 Compensation shall include:

(A)

Payments after severance from employment for the following, provided (i) the amounts are paid by the later of 2 1⁄2 months after severance from employment or the end of the Limitation Year that includes the date of severance, and (ii) those amounts would have been included in the definition of Section 415 Compensation if they were paid prior to the Employee’s severance from employment with the Employer: unused accrued bona fide sick pay, vacation, or other leave if the Employee would have been able to use the leave if employment had continued or payments of nonqualified deferred compensation that are includible in gross income and that would have been paid to the Employee at the same time had his employment continued.

(B)

Post-severance pay to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is defined in section 414(u)(1) of the Code) to the extent those payments do not exceed the amounts the individual would have received had he continued to perform services for the Employer rather than entering qualified military service.

(C)	Post-severance pay to a Participant who is permanently and totally disabled, to the extent provided in applicable Treasury Regulations.

For any Limitation Year, only the first $265,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of Section 415 Compensation shall be taken into account.

5.2         Limitation on Annual Addition.

(a)        Limitation.   Subject to Section 5.3, and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans, the Annual Addition with respect to a Participant for any Limitation Year to which section 415 of the Code applies shall not exceed the lesser of:

(1)        $53,000 (as adjusted under section 415(d) of the Code), or

(2)        100 percent of such Participant’s Section 415 Compensation for such Limitation Year.

The limitation in (2) above shall not apply with respect to any contributions for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which are otherwise treated as an Annual Addition under section 415(l) or 419A(d)(2) of the Code.    In addition, the limitations shall not apply to contributions under section 414(v) of the Code.

5-3

ARTICLE 6

VESTING AND FORFEITURES

6.1        Vesting Provisions.

(a)        Fully Vested Accounts.   A Participant’s rights to the following subaccounts shall be nonforfeitable at all times:

(1)        After-Tax Account;

(2)        Ohio Company SIP Matching Contribution Account;

(3)        Old Kent After-Tax Account;

(4)        Old Kent Matching Account (effective September 10, 2010 with respect to such Accounts not previously forfeited);

(5)        Old Kent Pre-Tax Account;

(6)        Old Kent Rollover/Transfer Account;

(7)        Post -2014 Employer Matching Account;

(8)        Pre-2004 Employer Contribution Account;

(9)        Prior Plan Employer Contribution Account;

(10)      Qualified Non-Elective Contribution Account;

(11)      Rollover Account (including the Traditional Rollover Account, After-Tax Rollover Account, Roth Rollover Account and the Roth In-Plan Rollover Account(s));

(12)      Section 401(k) Salary Deferral Account (including the Pre-Tax 401(k) Account of the Roth 401(k) Account);

(13)      Vested MB Prior Employer Contribution Account;

(14)      Taylor Safe Harbor Match Account; and

(15)      MB Dividend Account.

(b)        Other Subaccounts.

(1)        At Normal Retirement Age.   Upon and after a Participant’s attainment of Normal Retirement Age, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his entire Account (including each of its subaccounts).

(2)        Prior to Normal Retirement Age.

(A)        Vesting Schedule.

6-1

(i)        2004-2006 Profit Sharing Account.   A Participant shall have a nonforfeitable right to a percentage of his 2004-2006 Profit Sharing Account (attributable to contributions for Plan Years beginning after December 31, 2003 and before January 1, 2007) on the basis of the number of Vesting Years with which he is credited, pursuant to the following schedule:

Vesting Years	Nonforfeitable Percentage

Less than 5	0%
5 or more	100%

(ii)        Pre-2015 Employer Matching Account.   A Participant shall have a nonforfeitable right to a percentage of his Pre-2015 Employer Matching Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 3	0%
3 or more	100%

(iii)        First Charter Employer Contribution Account.   A Participant shall have a nonforfeitable right to a percentage of his First Charter Employer Contribution Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

Notwithstanding the above vesting schedule, a Participant shall be fully vested in his First Charter Employer Contribution Account provided the Administrator determines in its sole and absolute discretion that the Participant has been identified in writing by Fifth Third Bancorp (or any of its subsidiaries) for severance under Fifth Third Bancorp’s severance policy in connection with the merger of First Charter Corporation into Fifth Third Financial Corporation (whether or not such Participant continues employment until his actual release date and actually receives severance pay).

(iv)        FNB Employer Contribution Account.   A Participant shall have a nonforfeitable right to a percentage of his FNB Employer Contribution Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

6-2

Upon and after a Participant’s attainment of age 62, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his FNB Employer Contribution Account.

Notwithstanding the above vesting schedule, a Participant whose position as an Employee was affected by the restructuring of F.N.B. Corporation and who was notified of such before August 20, 2003, shall be fully vested in his FNB Employer Contribution Account provided his employment continued through the separation date set by his employer.

A Participant whose position was eliminated as a result of the affiliation of First National Bankshares of Florida, Inc. (and subsidiaries) with Fifth Third Bancorp and who receives a benefit under the First National Bankshares of Florida, Inc. Severance Pay Plan, shall be fully vested in his FNB Employer Contribution Account.

(v)        Post-2006 Profit Sharing Account.   A Participant shall have a nonforfeitable right to a percentage of his Post-2006 Profit Sharing Account (attributable to contributions for Plan Years beginning on or after January 1, 2007) on the basis of the number of Vesting Years with which he is credited, pursuant to the following schedule:

Vesting Years	Nonforfeitable Percentage

Less than 3	0%
3 or more	100%

(vi)        MB Safe Harbor Match Account.   A Participant shall have a nonforfeitable right to a percentage of his MB Safe Harbor Match Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage

Less than 2	0%
2 or more	100%

(vii)        MB Profit Sharing Account.  A Participant shall have a nonforfeitable right to a percentage of his MB Profit Sharing Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Years of Vesting Service	Percentage Vested
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

6-3

(viii)    Pre-2007 MB Profit Sharing Account.   A Participant shall have a nonforfeitable right to a percentage of his Pre-2007 MB Profit Sharing Contribution Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Years of Vesting Service	Percentage Vested
Less than 2	0%
2	10%
3	30%
4	50%
5	70%
6	90%
7 or more	100%

(ix)      MB Prior Acquisition Employer Contribution Account.   A participant shall have a nonforfeitable right to a percentage of his MB Prior Acquisition Employer Contribution Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Years of Vesting Service	Percentage Vested
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(B)        Death or Disability.   Anything in (A) above to the contrary notwithstanding, if a Participant’s employment by the Employer terminates because of death or incurrence of a Disability (including, death or Disability while on qualified military leave), then his entire Account (including, each of its subaccounts) shall be fully vested.

(C)        Changes in Vesting Schedule.   Anything in the foregoing to the contrary notwithstanding, if the adoption of the Plan or of an amendment thereto results in a change in any vesting schedule, then each Participant shall have a nonforfeitable right to a percentage of the particular Account to which such vesting schedule relates that is no less than the vested percentage in such Account computed on the date immediately prior to the later of the date of such adoption or the effective date of such adoption, and without regard to such adoption.

(D)        Sale of Branches to F.N.B. Corporation and Great Southern Bank.   Anything in (A) above to the contrary notwithstanding, a Participant (i) whose position with the Employer is eliminated as a result of the sale of a branch to F.N.B. Corporation or Great Southern Bank, and (ii) who remains employed with the Employer through the date on which the position is eliminated, shall have a nonforfeitable right to his entire account (including each of its subaccounts) upon and after the date on which the Participant’s position with the Employer is eliminated.

6-4

(E)        MB Financial Partial Terminations.   Anything in (A) above to the contrary notwithstanding, the affected participants (as described below) with respect to the partial terminations (as described below) shall have a nonforfeitable right to their entire account (including each of its subaccounts) upon and after the date on which the Participant’s position with the Employer is eliminated:

(i)        Mortgage Business.   Any Participant who was employed in MB Financial, Inc.’s national residential mortgage origination business, which includes all originations outside of MB Financial, Inc.’s consumer banking footprint in the Chicagoland area (the “Origination Business”) whose employment terminated on or after April 12, 2018 (i.e., the date of announcement by MB Financial, Inc. of its exiting the Origination Business) and on or before November 1, 2018 (i.e., date of Sponsor’s or Related Employer’s notification to employees of continuing employment status) and each Participant who was employed in the Origination Business whose employment was involuntarily terminated pursuant to a reduction in force or position elimination on and after January 1, 2018 and before April 12, 2018.

(ii)        Fifth Third Transaction.   Any Participant whose employment terminated on or after May 21, 2018 (i.e., the date of announcement by Fifth Third Bancorp and MB Financial, Inc. of Agreement and Plan of Merger by and among MB Financial, Inc., Fifth Third Bancorp, and Fifth Third Financial Corporation date as of May 20, 2018 (the “Merger Agreement”)) and on or before November 1, 2018 (i.e., date of Sponsor’s or Related Employer’s notification to employees of continuing employment status) and each Participant who on or before November 1, 2018 was notified that his employment would not be continued as a result of the merger set forth in the Merger Agreement.

(3)        Forfeiture for Break in Service.   If a Participant incurs a Break in Service, then his forfeitable interest (as of such incurrence) in his Account shall be forfeited.

(4)        Effect of Certain Distributions.   Except as otherwise provided in paragraph (5) or (6) below, if a Participant who is not fully vested in his First Charter Employer Contribution Account or his FNB Employer Contribution Account receives an amount therefrom prior to his incurrence of a Break in Service, then, at any relevant time after such distribution and prior to his incurrence of a Break in Service, the vested portion (“X”) of his First Charter Employer Contribution Account or his FNB Employer Contribution Account, as the case may be, after the distribution (“AB”) shall be an amount determined by the formula

X = P (AB + D) - D

where “P” is the vested percentage at the relevant time and “D” is the amount of the distribution.

6-5

(5)        Effect of Cash-Out Distributions.

(A)        Forfeiture.   If a Participant, who is not fully vested in his Account, terminates service and receives a distribution of the present value of his entire nonforfeitable interest, then his forfeitable interest therein shall be forfeited immediately; provided however, if the present value of the portion of the distribution attributable to Employer contributions exceeds $5,000, then there shall be no forfeiture hereunder unless the Participant has voluntarily requested to receive such distribution.

(B)        Restoration.   Any amount that a Participant forfeited under (A) above shall be restored, unadjusted for any gains or losses, if such Participant resumes employment with the Employer covered by the Plan and if he repays to the Plan the full amount of such distribution before the earlier of:

(i)        his incurrence of a Break in Service, or

(ii)        the end of the five-year period beginning with his resumption of employment with an Employer covered by the Plan.

(C)        Source of Restoration.   Any restoration under (B) above shall be made from available forfeitures before any other allocation thereof, and, if such forfeitures are insufficient, then the Employer shall contribute the difference.

(D)        Special Rule.   A Participant, who has no vested interest in his Account and who terminates service, shall be treated for purposes of (A) above as if he had received a distribution of the present value of his entire nonforfeitable interest as of the date of his termination of service. Such a Participant who resumes employment with the Employer covered by the Plan before he incurs a Break in Service, shall be treated under (B) above as if he had repaid to the Plan the full amount of that distribution as of the date of his resumption of employment.

(6)        Forfeiture for Death After Separation from Service.   If a Participant dies after his termination of employment with the Employer and if the Administrator has notice thereof, then any forfeitable portion of his Account shall be forfeited.

6.2        Allocation of Forfeitures.   Forfeitures occurring during a Plan Year, first, shall be applied under Section 6.1(b)(5)(B) to the restoration of forfeitures and then, to the reduction of the Employer’s contributions to the Plan in the following order of priority: first to “ACP Safe Harbor Matching Contributions” as defined below; second, to post-2014 Employer matching contributions under Section 4.5 allocable to Participants in “Component Plan A” as described in Section 4.7; third, to other post-2014 Employer matching contributions under Section 4.5; and fourth, to any other Employer contributions under the Plan. In the discretion of the Employer, forfeitures may be used to pay administrative expenses of the Plan.

For purposes hereof, “ACP Safe Harbor Matching Contributions” means so much of the post-2014 Employer matching contributions under Section 4.5 as do not exceed fifty percent (50%) of so much of each Participant’s compensation reduction contributions as do not exceed two percent (2%) of the Participant’s Annual Compensation.

6-6

6.3        Vesting Upon Termination or Partial Termination of the Plan or Discontinuance of Contributions. Notwithstanding the provisions of Section 6.1, upon the termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the amounts then credited to all affected Participants’ Accounts shall be nonforfeitable.

6.4        Unclaimed Benefits.

(a)        Inability to Locate Payee.   Anything in the Plan to the contrary notwithstanding, if a Participant or other person entitled to a benefit has not been found within a reasonable period after such payment becomes due, then such benefit shall be forfeited after written notice is sent to the last known address and other diligent search efforts have been taken. If, however, such Participant or other person thereafter is located, then the Employer shall contribute the amount of the forfeited benefit to the Plan (no later than 60 days after the date on which such Participant or other person is located) and such contribution shall be used to restore such benefit retroactively in the same amount as it was payable at the time it previously became due without any adjustment for the time between such prior date and restoration pursuant to this Section.

(b)        Uncashed Checks.   Except as specifically directed by the Administrator, if a benefit distribution check is outstanding for more than 180 days from the issue date and the Administrator is unable to locate the Participant or other person entitled to such benefit after diligent efforts have been made, then the amount of the check shall be re-deposited to the Plan and forfeited. If, however, the Participant or other person is subsequently located, the Participant or other person may request reissuance of the check without adjustment for investment gains or losses since the prior issuance date.

6-7

ARTICLE 7

INVESTMENT OF ACCOUNTS

7.1        Funding Policy and Method.

(a)        Establishment.   The Administrator shall establish, for the Plan, a funding policy and method, which shall be consistent with the objectives of the Plan, ERISA and any other applicable legal requirements and which shall identify the Plan’s short-run and long-run financial needs with respect to liquidity and investment growth, as the same may change from time to time. Such funding policy shall be communicated as soon as practicable to those who are responsible for investment of the Plan Assets.

(b)        Funding Entity.   The Plan Assets shall be held under and the benefits under the Plan shall be funded through The Fifth Third Profit Sharing Trust as it may be amended from time to time. The trust so established and maintained is and shall be a part of the Plan. In addition, Plan Assets may be held under and the benefits under the Plan may be funded through such other trusts as the Employer, in its discretion, may establish or cause to be established or entered into for the purposes of carrying out the Plan. The Employer shall determine the form and terms of any such trust, from time to time, consistent with the objectives of the Plan, ERISA and any other applicable legal requirements, and may remove any trustee and select a successor trustee or trustees or may terminate any such trust. Any such trust so established and maintained is and shall be a part of the Plan.

(c)        Investment Elections.

(1)        Participant Investment Elections.   Each Participant shall elect the manner in which his Account, including any future contributions thereto, are to be invested as provided in this Section 7.1(c). Neither the Administrator, the Employer, nor the Trustee shall have any fiduciary responsibility in connection with the Participant’s investment choices.

(A)        Core Investment Funds.   Each Participant may invest part or all of his Account in such core investment funds made available under the Plan. The Administrator shall direct the Trustee as to the core investment funds to be made available.

(B)        Self-Directed Brokerage Account.   Each Participant also has the choice of investing part or all of his Account under the self-directed brokerage account arrangement made available under the Plan. Under this feature, the Participant may choose from among a high number of investment options made available through the brokerage arrangement. Neither the Administrator, the Employer, nor the Trustee shall have any duty to determine the suitability or prudence of any of the investment options available under the brokerage arrangement.

(2)        Procedural.   An investment election shall be made in such manner as the Administrator shall direct. The Administrator shall have the power and authority in its sole, absolute and uncontrolled discretion to prescribe rules and procedures applicable to this investment election feature.

7-1

Without limitation, this may include rules and procedures which limit the frequency of changes to elections, prescribe times for making elections, including new elections when a core investment fund (referred to in (1)(A) above) is eliminated or when the Administrator determines to implement a re-enrollment, regulate the amount or increment a Participant may allocate to a particular fund or the self-directed brokerage account, require or allow an election (or election change) to relate only to future contributions, specify how an election may apply to the subaccounts within an Account and provide for the investment of an Account of a Participant who fails to make an investment election when required to do so, as more fully described in (3) below.

(3)        Default Investment Alternative.   The Administrator may designate one or more default investment alternatives and may prescribe the circumstances in which a Participant’s Account (or portion thereof) is to be invested in a default investment alternative. Such circumstances may include, without limitation, when an original investment election is not correctly and timely made by a Participant, when a core investment fund (referred to in (1)(A) above) is eliminated and a new election is not correctly and timely made by a Participant for any amounts in that fund, or in a re-enrollment in which Participants are required to make new investment elections, and a Participant does not respond with a correct and timely investment election.

The Administrator may administer the default investment alternatives in a manner intended to qualify for the safe harbor of ERISA §404(c)(5). Neither the Administrator, the Employer, nor the Trustee shall have any fiduciary responsibility in connection with the failure of a Participant to make an investment election when required to do so, or the resulting investment of his Account (or portion thereof) in a default investment alternative.

7.2        Investment Adjustment.   The Administrator shall account for the investments and investment transactions attributable to each Account separately. Earnings or losses on Plan Assets attributable to a particular Account shall be allocated solely to that Account. All determinations of the investment adjustments under this Section and any Appendix shall be made by the Administrator, and such determinations when so made by the Administrator shall be conclusive and shall be binding upon all persons.

7.3        Reserved.

7.4        Life Insurance.   No life insurance shall be purchased under the Plan.

7.5        Loans.

(a)        Eligibility.   Upon filing the proper application form with the Administrator by a Participant, the Administrator may authorize and direct the Trustee on behalf of the Plan, to grant a loan to such Participant from the Plan Assets, subject to the conditions set forth below.

(b)        Conditions.   Loans under (a) above shall meet all of the following requirements:

(1)        Loans shall be made available to all Participants on a reasonably equivalent basis; provided that loans shall not be available to Participants who are not Employees (other than former Employees who are parties in interest within the meaning of section 3(14) of ERISA).

7-2

(2)        A Participant may borrow solely from those portions of the Participant’s Account attributable to elective deferrals or traditional or Roth rollover contributions.

(3)        A Participant may have only one loan outstanding at any time; provided, however, that this limitation shall not apply to limit the number of outstanding loans the Administrator permits as a rollover contribution pursuant to Section 4.10(a).

(4)        A Participant loan must be in an amount equal to at least $1,000.

(5)        Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(6)        Loans shall bear a reasonable rate of interest commensurate with current interest rates charged for loan made under similar circumstances by entities in the business of lending money.

(7)        Loans shall be adequately secured, which security shall, notwithstanding Section 14.2, consist of an assignment of up to 50 percent of a borrowing Participant’s nonforfeitable Account under the Plan. The Administrator may allow such an assignment to consist solely of amounts not attributable to elective deferrals described in section 402(g)(3) of the Code if such amounts would constitute adequate security.

(8)        Except as otherwise approved by the Administrator, loans shall be repaid by payroll withholding properly authorized by the Participant; provided that the Administrator may allow complete prepayment through other means.

(A)        A Participant who is on a leave of absence may pay installments by any method deemed acceptable by the Administrator, to the extent (i) the Participant’s pay (if any) is insufficient to meet the repayment schedule or (ii) the Administrator does not approve the Participant’s request to suspend repayments during the leave of absence.

(B)        A Participant who has terminated employment may pay installments by any method permitted by the Administrator.

(9)        No Participant loan shall exceed the limitations under (c) below.

(10)      In the event of default, foreclosure on the Participant’s accrued nonforfeitable benefit, to the extent used as security for the loan, will occur after a distributable event occurs under the Plan. Events constituting default shall be specified in the promissory note or security agreement to be executed by the Participant.

(c)        Limitation on Amount.   A loan under the Plan (when added to any other loans outstanding under the Plan and any other plans taken into account under section 72(p)(2)(D) of the Code) to a Participant shall not exceed the lesser of:

(1)        $50,000 reduced by the excess (if any) of -

(A)        the highest outstanding balance of loans from the Plan (and other plans taken into account) during the one-year period ending on the day before the date on which such loan was made, over

7-3

(B)        the outstanding balance of loans from the Plan (and other plans taken into account) on the date such loan was made, or

(2)        one-half of the nonforfeitable portion of the Participant’s Account.

(d)        Distributable Event.   Solely for purposes of foreclosure on the Participant’s nonforfeitable Account, to the extent used as security for the loan, default on a Participant’s note shall be deemed to be a distributable event for such a Participant (in addition to the other distributable events under the Plan); provided however, with respect to a Participant’s Section 401(k) Salary Deferral Account, and any other amounts subject to the distribution limitations of section 401(k)(2), to the extent used as security for the loan, such a default shall be deemed a distributable event if, and only if, the Participant has attained age 59-1/2.

(e)        Repayment Period.   Each loan, by its terms, shall be required to be repaid within 5 years.

(f)        Level Amortization.   Each loan shall be subject to substantially level amortization, with payments of principal and interest not less frequently than quarterly, over the term of the loan; provided that the Administrator may allow Participants to suspend repayments while on approved leave of absence pursuant to Treasury Regulations section 1.72(p)-1 (Q&A-9) and other applicable guidance.

(g)        Earmarking.   If a loan is made to a Participant pursuant to (a) above, then his interest in other Plan Assets shall be reduced by the amount of the loan, the loan shall be an investment of his Account, and interest and other amounts allocable to such loan shall be allocated only to his Account.

(h)        Effect of Default on Benefits.   Upon a Participant’s death, if less than 100 percent of his Account is payable to his Surviving Spouse, then, in determining the amount payable to the Surviving Spouse, the amount treated as payment in satisfaction of any loan (including accrued interest) shall first be treated as reducing the Account.

(i)        Administration.   The Administrator is authorized to administer the loan program. Loans will be approved if the proper forms and documentation are completed and delivered to the Administrator, the amount of the loan requested does not exceed the limits specified in this Section, adequate security authorized in this Section is delivered to the Trustee, and the other provisions of this Section are satisfied. The Administrator is authorized to impose on a Participant a reasonable administrative fee for his loan.

7.6        Separately Allocable Plan Expenses.   The Administrator may direct that any expenses attributable to specific Participants’ Accounts due to investment elections (including the self-directed brokerage account), loans, withdrawals, distributions, domestic relations orders or any other reasons, be deducted directly from the Account for which the expense was incurred to the extent paid from Plan Assets.

7-4

ARTICLE 8

WITHDRAWALS AND DISTRIBUTIONS

8.1	Hardship Withdrawals.

(a)        Election. During his employment with the Employer, and subject to such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals in the event of hardship from his Section 401(k) Salary Deferral Account (including amounts attributable to earnings), except to the extent a loan is secured by such subaccount.

(b)        Hardship.

(1)        General. For purposes of (a) above, “hardship” means an immediate and heavy financial need of an Employee determined in accordance with (2) below. A withdrawal based upon financial hardship cannot exceed the amount required to satisfy that need (including taxes and penalties on the withdrawal) determined in accordance with (3) below.

(2)        Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of an Employee if and only if the withdrawal is on account of:

(A)        expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)        purchase (excluding mortgage payments) of a principal residence of the Employee;

(C)        payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s spouse, children, or dependents (as defined in section 152 of the Code, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(D)        the need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage on the Employee’s principal residence;

(E)        payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code without regarding to section 152(d)(1)(B) of the Code);

(F)        expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to section 165(h)(5) of the Code and whether the loss exceeds 10% of adjusted gross income); or

8-1

(G)        expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Association (FEMA), under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(3)        Necessity of the Withdrawal. A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need if and only if the Administrator relies on the Employee’s representations (unless the Administrator has actual knowledge to the contrary) that the need cannot be relieved by any of the following:

(A)        reimbursement or compensation by insurance, or otherwise;

(B)        reasonable liquidation of the Employee’s assets and the assets of the Employee’s spouse and minor children (except for such assets which are held under an irrevocable trust or under the Uniform Gifts to Minors Act) to the extent such liquidation itself would not cause an immediate and heavy financial need;

(C)        available withdrawals and distributions (including distribution of ESOP dividends under section 404(k) of the Code) from all plans maintained by the Employer or by another employer.

(c)        Time of Payment. Any withdrawal pursuant to this Section shall be payable in a reasonable time (giving consideration to the nature of the Plan investments) after the Trustee receives notice of such withdrawal.

8.2        Withdrawals from Certain Accounts.

(a)        Election. During his employment with the Employer, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant shall have the right to make withdrawals from his After-Tax Account, Old Kent After-Tax Account, Rollover Account, Old Kent Rollover/Transfer Account, Old Kent Matching Account, and his Ohio Company SIP Matching Contribution Account, MB Prior Acquisition Employer Contribution Account, including any Roth In-Plan Rollover subaccounts attributable to such Accounts, except to the extent a loan is secured by such subaccount.

(b)        Time of Payment. Any withdrawal pursuant to this Section shall be payable in a reasonable time (giving consideration to the nature of the Plan investments) after the Trustee receives notice of such withdrawal.

8.3        Withdrawals on or After Attainment of Age 59-1/2.

(a)        Election. During his employment with the Employer, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals from his Account (from such subaccounts as he may elect) except to the extent a loan is secured thereby, after his attainment of age 59-1/2.

8-2

(b)        Payment. Any withdrawal pursuant to this Section shall be payable in a reasonable time (giving consideration to the nature of the Plan investments) after the Trustee receives notice of such withdrawal.

(c)        Limitations. The amount of any withdrawal from a subaccount may not exceed the Participant’s vested and nonforfeitable interest in that subaccount.

8.4        Events of Distribution to Participants. A Participant’s benefit shall become distributable to him on account of:

(a)        termination of employment; or

(b)        the date required under Section 8.6(c).

8.5        Amount of Payment. The amount of any payment under the Plan shall be based on the nonforfeitable percentage of the Participant’s Account at the cash value of the Plan Assets allocable to such Account, as said Plan Assets are converted to cash (after taking into account all prior payments and/or withdrawals and the allocation of all contributions to which the Participant is entitled).

8.6        Time of Payment to a Participant.

(a)        General. Subject to (b), (c) and (d) below, distribution to a Participant whose benefit has become distributable shall commence as soon as administratively feasible after the Participant elects commencement of his benefit.

(b)        Participant Consent.

(1)        General. If the value of a Participant’s nonforfeitable benefit under the Plan exceeds $5,000 (including the value of a Participant’s Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), then no part of such benefit may be distributed to him prior to Normal Retirement Age unless he consents in writing to the distribution.

(2)        Written Explanation. The Administrator shall provide to each Participant whose consent is required under (1) above, no less than 30 days and no more than 180 days prior to the commencement of benefit payments, a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution, including the consequences of failing to defer such receipt. A Participant may elect to commence his distribution in less than thirty days (if administratively feasible) from the date he is provided with the explanation provided he is informed of his right to the 30-day period.

(3)        Time of Consent. A Participant’s consent to a distribution must not be made before he receives the written explanation under (2) above and must not be made more than 180 days before benefit payments commence.

8-3

(c)        Latest Date of Payment. The payment of a Participant’s distribution under the Plan shall begin not later than the earlier of:

(1)        the later of:

(A)        the 60th day after the close of the Plan Year in which occurs the latest of

(i)        the attainment by the Participant of Normal Retirement Age,

(ii)       the 10th anniversary of the date on which the Participant commenced participation in the Plan, or

(iii)      the termination of the Participant’s service with the Employer and all Affiliates; or

(B)        such date as the Participant may elect (but not earlier than the consent of a person if required under (b) above), or

(2)        the April 1 of the calendar year following the later of

(A)        the calendar year in which the Participant attains age 70-1/2 or

(B)        the calendar year in which the Participant retires; provided however, this subparagraph (B) shall not apply to a Participant who is a Five-Percent Owner.

With respect to a Participant who first becomes a Five-Percent Owner in a Plan Year after the Plan Year ending in the calendar year in which he attains age 70-1/2, the calendar year in which such subsequent Plan Year ends shall be the applicable time for purposes of subparagraph (B).

(d)        Cash-Out Distributions.

(1)        $5,000 and Under Cash-Out. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a single sum, provided that the value of the Participant’s nonforfeitable benefit under the Plan (including the value of a Participant’s Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), determined as of the date of distribution, does not exceed $5,000, and such payment is made before payment otherwise begins. Such single sum shall be paid as soon as administratively feasible after the amount otherwise becomes distributable under the Plan.

(2)        Default Method of Payment. In the event of such a cash-out under (1) above (also referred to in Section 9.1(c)), if the Participant does not affirmatively make an election as to whether to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive such distribution directly in accordance with Section 9.3, then the Administrator will pay the distribution as follows:

8-4

(A)        Roth Accounts. If the portion of the distribution attributable to the Roth 401(k) Account and the Roth Rollover Account in the aggregate exceeds $1,000, then the Administrator will pay such portion of the distribution in a direct rollover to an individual retirement plan designated by the Administrator. If the portion of the distribution attributable to the Roth 401(k) Account and the Roth Rollover Account in the aggregate is $1,000 or less, then the Administrator will pay such portion of the distribution directly to the Participant.

(B)        Non-Roth Accounts. If the portion of the distribution attributable to the non-Roth subaccounts (that is, all subaccounts other than the Roth 401(k) Account and the Roth Rollover Account) in the aggregate exceeds $1,000, then the Administrator will pay such portion of the distribution in a direct rollover to an individual retirement plan designated by the Administrator. If the portion of the distribution attributable to the non-Roth subaccounts in the aggregate is $1,000 or less, then the Administrator will pay such portion of the distribution directly to the Participant.

8.7        Restrictions on Section 401(k) Withdrawals and Distributions. Notwithstanding any other provisions to the contrary, a Participant’s Section 401(k) Salary Deferral Account, Qualified Non-Elective Contribution Account, and any other portion of his Account attributable to compensation deferral contributions under a section 401(k) feature of a Predecessor Plan shall not be withdrawn or distributed earlier than one of the following:

(a)        the Participant’s severance from employment;

(b)        the Participant’s death;

(c)        the Participant’s incurrence of a Disability;

(d)        the termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409(a) of the Code, a simplified employee pension as defined in section 408(k) of the Code, a SIMPLE IRA plan as defined in section 408(p) of the Code, a plan or contract that satisfies the requirements of section 403(b) of the Code, or a plan that is described in section 457(b) of the Code);

(e)        to the extent provided in Article 8, attainment of age 59-1/2 or incurrence of a hardship.

An event described in (d) shall qualify as an event allowing a withdrawal or distribution only if the payment is in a lump sum.

8.8        Effect of Reemployment. If a Participant is reemployed by an Employer subsequent to the commencement of a distribution to him under the Plan, then, subject to Section 8.6(c), the payment of any unapplied amount from his Account may be suspended at the election of the Participant during the period of such reemployment and, if so suspended, then shall resume as of the first day of the month following the termination of his reemployment.

8-5

8.9        Uniformed Services Withdrawals.

(a)        HEART Distributions. A Participant performing service in the uniformed services as described in section 3401(h)(2)(A) of the Code shall be treated as having been severed from employment with the Employer and Affiliates for purposes of section 401(k)(2)(B)(i)(I) of the Code and shall, as long as that service in the uniformed services continues, have the option to request a distribution of all or any part of the Participant’s Account. Any distribution taken by a Participant pursuant to the previous sentence shall be considered an eligible rollover distribution as defined in Section 9.3(b) and in the event such distribution includes amounts attributable to compensation reduction contributions, such Participant shall be suspended from making compensation reduction contributions as provided in Section 4.1 for a period of six months following the date of any such distribution and from making elective deferrals within the meaning of section 414(u)(2)(C) to another plan of the Employer or Affiliate.

(b)        Qualified Reservist Distributions. A Participant ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of the reserve component (as defined in section 101 of title 37, United States Code) shall be eligible to elect to receive a Qualified Reservist Distribution. A “Qualified Reservist Distribution” means a distribution from a Participant’s Account attributable to compensation reduction contributions as provided in Section 4.1, provided that such distribution is made during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.

8.10        Protected In-Service Withdrawals after 5 Years of Participation. During his employment with the Employer, and subject to filing such forms and following such time and other limitations as the Administrator shall prescribe, a Participant may make withdrawals from his MB Profit Sharing, Pre-2007 MB Profit Sharing, Vested MB Prior Employer Contribution Accounts except to the extent a loan is secured thereby, after he has five full years of participation in the Plan (or a predecessor plan).

8-6

ARTICLE 9

FORM OF PAYMENT TO PARTICIPANTS

9.1         General.

(a)        Withdrawals. Any in-service withdrawal made pursuant to Section 8.1, 8.2, or 8.3 shall be paid in a single sum.    The single sum shall be payable in cash.

(b)        Distributions. When a Participant’s benefit becomes distributable under Section 8.4 of the Plan, such benefit shall be paid in such of the forms described below as the Participant elects, subject to (c) below:

(1)        Available Distribution Forms. The available forms, described in more detail below, are:

(A)        a single sum,

(B)        periodic installments, not less frequently than annually, with any installments remaining unpaid at the Participant’s death to be paid to his Beneficiary,

(C)        partial withdrawal, or

(D)        with respect to Participants covered by an Appendix, such other form or forms as are specified in the applicable Appendix.

The foregoing are the exclusive forms of benefit available under the Plan. References below to annuity forms of payment serve only to implement the minimum distribution rules with respect to annuity forms (if any) that potentially could be available to particular Participants under a future Appendix.

In the absence of a valid election by the date benefit payments are to commence, the form of payout shall be a single sum cash distribution.

(2)        Periodic Installments. In accordance with rules and procedures established by the Administrator and subject to the minimum distribution requirements of Section 9.4, a periodic installment election may be revoked or modified by the Participant.

If the Participant elects periodic installments under (b)(1)(B) above and does not revoke that election, any amount remaining unpaid at the Participant’s death shall be paid in a single sum cash distribution to his Beneficiary as soon as administratively feasible after the Participant’s death. If a Participant dies after having commenced and then revoked a periodic installment election, Section 10.1 shall be applied as if the Participant’s benefit had not commenced.

While receiving installment payments, a Participant may also elect a partial withdrawal from his Account under (b)(1)(C) above.

9-1

(3)        Partial Withdrawal. In accordance with rules and procedures established by the Administrator, a Participant may make a partial withdrawal from his Account from time to time under (b)(1)(C) above.

(c)        Cash-Out Distributions. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a single sum, provided that the value of the Participant’s nonforfeitable benefit under the Plan, determined as of the date of distribution does not exceed $5,000 (including the value of a Participant’s Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), and such payment is made before payment otherwise begins. Such single sum shall be paid as soon as administratively feasible after the amount otherwise becomes distributable under the Plan.

9.2         Distributions under Predecessor Plans. The amount and form of any distribution being paid or payable or forfeited under a Predecessor Plan to or by a person, by reason of the occurrence of any event prior to the effective date of the merger of such Predecessor Plan into the Plan, shall continue to be subject to the provisions of such Predecessor Plan as in effect on the date of such occurrence, unless otherwise expressly provided by the Plan.

9.3         Direct Rollover.

(a)        General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, but subject to such exceptions permitted by the Internal Revenue Service, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)        Definitions.

(1)        Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution; and except as provided in (c) below, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)        Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code (including a Roth IRA described in Section 408A of the Code effective for distributions after December 31, 2007), an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for accounts transferred into such plan from this Plan.

9-2

(3)        Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. To the extent provided in (d) below, a Beneficiary may also be an eligible distributee.

(4)        Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)        Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 9.3, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d)        Distributions to Inherited Individual Retirement Plan of Nonspouse Beneficiary. An individual who is a designated Beneficiary of an Employee and who is not the surviving spouse may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution made pursuant to Article 10 paid directly to an individual retirement plan specified by such Beneficiary in a direct rollover. For purposes of this subsection (d), an individual retirement plan is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code. To the extent a Beneficiary elects to make such a direct rollover, the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of section 408(d)(3)(C) of the Code), and section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan.

For purposes of this subsection (d), to the extent provided in rules prescribed by the Secretary of Treasury, a trust maintained for the benefit of one or more designated Beneficiaries shall be treated in the same manner as an individual who is a designated Beneficiary of an Employee.

(e)        Roth 401(k) Account and Roth Rollover Account. A direct rollover of amounts from a Roth 401(k) Account or Roth Rollover Account may be made only to another Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code or a Roth IRA described in section 408A of the Code.

9-3

9.4         Minimum Distribution Requirements.

(a)        General Rules.

(1)        Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)        Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3)        Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

(4)        TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)        Time and Manner of Distribution.

(1)        Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)        Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)        If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)        If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, distributions to the designated Beneficiary may begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)        Effective January 1, 2003, unless (A), (B) or (D) applies, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)        If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.4(b)(2), other than Section 9.4(b)(2)(A), will apply as if the surviving spouse were the Participant.

9-4

For purposes of this Section 9.4(b)(2) and Section 9.4(d), unless Section 9.4(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 9.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.4(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

In the case of the death of a Participant, then notwithstanding anything to the contrary written above, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, and distributions need not commence before that date.

(3)        Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.4(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

(c)        Required Minimum Distributions During Participant’s Lifetime.

(1)        Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)        the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)        if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)        Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)        Required Minimum Distributions After Participant’s Death.

9-5

(1)        Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)        The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)        If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)        If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)        No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)        Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)        Definitions.

(1)        Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.9 of the Plan and is the designated Beneficiary under section 401 (a)(9) of the Code and section 1.401 (a)(9)- 1, Q&A-4, of the Treasury Regulations.

(2)        Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions

9-6

are required to begin under Section 9.4(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)        Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(4)        Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)        Required Beginning Date. The date specified in Section 8.6(c)(2) of the Plan.

(f)        Permitted Waiver of 2009 Distributions. A Participant or Beneficiary who would be required to take a minimum distribution hereunder for the 2009 distribution calendar year shall not be required to take any distribution for the 2009 distribution calendar year. Foregoing the 2009 required minimum distribution shall have no effect on the determination of the required beginning date for purposes of determining required minimum distributions for distribution calendar years after 2009. The 5-year period described in section 401(a)(9)(B)(ii) of the Code (and the corresponding provisions of the Plan) shall be determined without regard to calendar year 2009. The Administrator is permitted (but not required) to treat a distribution for the 2009 distribution calendar year as an eligible rollover distribution under Section 9.3.

9-7

ARTICLE 10

DEATH BENEFITS

10.1        Death Benefit.

(a)        Entitlement. Upon the death of a Participant, prior to the application of his Account for his benefit and after receipt by the Administrator of proof of such Participant’s death in a form it determines to be proper, his Beneficiary shall be entitled to a benefit equal to:

(1)        the nonforfeitable percentage of such Participant’s Account at the cash value of the Plan Assets allocable to such Account as said Plan Assets are converted to cash; plus

(2)        any nonforfeitable contributions made by or on behalf of such Participant not yet credited to his Account; minus

(3)        any payments to and/or withdrawals by such Participant not yet debited to his Account.

(b)        Payment of Death Benefits. Death benefits under (a) above shall, subject to Section 9.4, be payable to a Participant’s Beneficiary in such of the following forms as the Participant or Beneficiary elects:

(1)        a single sum cash distribution,

(2)        periodic installment payments in cash, not less frequently than annually, with any installments remaining unpaid at the Beneficiary’s death to be paid to the Participant’s remaining Beneficiary, or

(3)        with respect to Participants (and their Beneficiaries) covered by an Appendix, such other form or forms (if any) of death benefit as are specified in the applicable Appendix.

Subject to Section 9.4, distribution of death benefits under (a) above shall commence at such time as the Participant or Beneficiary elects and, unless administratively impractical, shall first be available for distribution within 90 days after the Participant’s death. Periodic installment payments under Section 10.1(b)(2) must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

The foregoing are the exclusive forms of death benefit under (a) above available under the Plan. References in Section 9.4 to annuity forms of payment serve only to implement the minimum distribution rules with respect to annuity forms of death benefit that potentially could be available to particular Beneficiaries under a future Appendix to the Plan.

10-1

ARTICLE 11

ADMINISTRATION

11.1        Administrator.

(a)        Named Fiduciary. The Administrator shall be a “Named Fiduciary” for the Plan.

(b)        Responsibilities. The Administrator shall discharge its responsibilities with respect to the Plan in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of title I of ERISA.

(c)        Powers. In addition to the powers which are expressly provided in the Plan, the Administrator shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes including, but not limited to the following:

(1)        the power to determine who is a Participant;

(2)        the power to determine allocations, balances, and nonforfeitable percentages with respect to Participants’ Accounts;

(3)        the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

(4)        such powers as are necessary, appropriate or desirable to enable it to perform its responsibilities, including the power to establish rules, regulations and forms with respect thereto.

Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them.

11.2        Procedures for Delegation.

(a)        Delegations. The Administrator or the Board may delegate to one or more persons or entities certain of the Administrator’s fiduciary responsibilities (other than duties involving the management or control of the Plan Assets) under an arrangement whereby it shall have the opportunity for such periodic review of the delegate’s performance as is appropriate under the circumstances and at such times and in such manner as it may choose for the purpose of its evaluation of continuing such designation and delegation and whereby it can promptly terminate the delegate’s services. Notwithstanding the foregoing, this Article shall not prohibit the Administrator from engaging an independent fiduciary (or ERISA section 3(38) investment manager) and subsequently discharging to such person or entity all discretionary power and authority attendant to any specific fiduciary responsibility.

11-1

(b)        Advisors. The Administrator shall have the right to employ one or more persons or entities to render advice with regard to any responsibility it has under the Plan.

(c)        Claims Review Committee. The Administrator shall create a Claims Review Committee and shall appoint such individuals to serve on that Committee as it deems appropriate from time to time. The Claims Review Committee shall have the duty and power, in its sole, absolute and uncontrolled discretion to administer the initial claims procedure under Section 11.4 and the claim review procedure under Section 11.5. The Claims Review Committee shall have sole, absolute and uncontrolled discretion to decide all claims under the initial claims procedure and under the claim review procedure and its decisions shall be binding on all parties.

(d)        Removal, Resignation, and Vacancies. A holder of a delegated position of fiduciary responsibility (including an individual member of a group holding such position) may be removed therefrom at any time and without cause by the person or entity making the delegation and may resign at any time upon prior written notice to such person or entity. Vacancies in any such positions created by removal, resignation, death or other cause may be filled by such person or entity or the fiduciary responsibilities for such position may be retained and/or redelegated by such person or entity.

11.3        Miscellaneous Administration Provisions.

(a)        Administrative Expenses. The Employer may pay the reasonable expenses of administering the Plan, including any expenses incident to the functioning of the Administrator and the professional fees of any consultants or advisors with respect to the Plan; provided however, any expenses not so paid by the Employer shall be paid from the Plan Assets; and provided further, no person who already receives full-time pay from the Employer shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

(b)        Indemnification. The Employer may indemnify, through insurance or otherwise, some or all of the fiduciaries with respect to the Plan against claims, losses, damages, expenses and liabilities arising from their performance of their responsibilities under the Plan.

(c)        Interpretations. All interpretations of the Plan and questions concerning its administration and application as determined by the Administrator in its sole, absolute and uncontrolled discretion shall be binding on all persons having an interest under the Plan.

(d)        Uniform and Non-Discriminatory Application. All determinations and actions under the Plan shall be uniformly and consistently applied in a non-discriminatory manner to all persons under similar circumstances.

(e)        Qualified Domestic Relations Order Procedures. The Administrator shall establish reasonable procedures to determine the qualified status, under section 414(p) of the Code, of domestic relations orders and to administer distributions under such qualified orders.

11-2

(f)        Effectiveness of Elections, etc. An election, designation, request or revocation provided for in the Plan shall be made in writing and shall not become effective until it has been properly filed with the Administrator.

(g)        Written Records. The Administrator shall maintain all such books of account and other records and data as are necessary for the proper performance of its responsibilities under the Plan.

(h)        Administration Consistent with ERISA and the Code. The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan shall be interpreted and administered consistently with such provisions and with the applicable regulations and rulings thereunder.

(i)        Service in More Than One Fiduciary Capacity. Any person or entity may serve in more than one fiduciary capacity for the Plan, including service both as Administrator and as trustee.

11.4        Initial Claims Procedure.

(a)        Claim.

(1)        Filing. In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a “Claim”), a Participant or beneficiary under the Plan (a “Claimant”) or his duly authorized representative must file such Claim by mailing or delivering a writing stating such Claim to the department, officer, or employee responsible for employee benefit matters of the Employer.

(2)        Acknowledgment. Upon such receipt of a Claim, the Claims Review Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (b)(1) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

(b)        Initial Decision.

(1)        Time Limit. The Claims Review Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed 90 days, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial 90-day period, be furnished a written notice indicating such special circumstances and the date by which the Claims Review Committee expects to render a decision. In no event shall an extension exceed a period of 90 days from the end of the initial period.

(2)        Notice of Denial. If the Claim is wholly or partially denied, then the Claims Review Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)        the specific reason or reasons for such denial;

11-3

(B)        specific reference to the pertinent Plan provisions on which such denial is based;

(C)        a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D)        appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Section 11.5, including notice of the time limits set forth in Section 11.5(b)(2).

(3)        Deemed Denial for Purposes of Review. If a Claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 11.5.

11.5        Claim Review Procedure.

(a)        Claimant’s Rights. If a Claim is wholly or partially denied under Section 11.4, then the Claimant or his duly authorized representative shall have the following rights:

(1)        to obtain, subject to (b) below, a full and fair review by the Claims Review Committee;

(2)        to review pertinent documents; and

(3)        to submit issues and comments in writing.

(b)        Request for Review.

(1)        Filing. To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver a written request for such a review (a “Request for Review”) to the department, officer, or employee responsible for employee benefit matters of his Employer.

(2)        Time Limits for Requesting a Review. A Request for Review must be mailed or delivered within 60 days after receipt by the Claimant of written notice of the denial of the Claim or within such longer period as is reasonable and related to the nature of the benefit which is the subject of the Claim and to other attendant circumstances.

(3)        Acknowledgment. Upon such receipt of a Request for Review, the Claims Review Committee shall furnish to the Claimant a written acknowledgment which shall inform such Claimant of the time limit set forth in (c)(1) below and of the effect, pursuant to (c)(3) below, of failure to furnish a decision on review within such time limit.

11-4

(c)        Decision on Review.

(1)        Time Limit.

(A)        General. If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Claims Review Committee or its delegate (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than 60 days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than 120 days after receipt of the Request for Review. The Claims Review Committee must furnish the Claimant written notice of any extension prior to its commencement.

(B)        Regularly Scheduled Meetings. Anything to the contrary in (A) above notwithstanding, if the decision on review is to be made by a committee which holds regularly scheduled meetings at least quarterly, then its decision on review shall be made no later than the date of the meeting which immediately follows the receipt of the Request for Review; provided however, if such Request for Review is received within 30 days preceding the date of such meeting, then such decision on review shall be made no later than the date of the second meeting which follows such receipt; and provided further that, if special circumstances require a further extension of time for processing, and if the Claimant is furnished written notice of such extension prior to its commencement, then such decision on review shall be rendered no later than the third meeting which follows such receipt.

(2)        Notice of Decision. The Claims Review Committee or its delegate shall furnish to the Claimant, within the time limit applicable under (1) above, a written notice setting forth in a manner calculated to be understood by the Claimant:

(A)        the specific reason or reasons for the decision on review; and

(B)        specific reference to the pertinent Plan provisions on which the decision on review is based.

(3)        Deemed Denial. If, despite the provisions of (1) and (2) above, the decision on review is not furnished within the time limit applicable under (1) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.

11-5

ARTICLE 12

AMENDMENT AND TERMINATION

12.1        Amendment and Termination.

(a)        Right to Amend or Terminate. Fifth Third Bancorp reserves the right to amend or terminate the Plan in accordance with the procedures set forth in (b) below, and each other Employer irrevocably delegates such power to Fifth Third Bancorp. The power to amend and terminate shall include, but not be limited to, the power to merge other plans into this Plan, the power to accept transfers of assets and benefits from other plans, the power to determine the terms of any such merger or transfer; and the power to add, modify or delete an Appendix and to otherwise determine the terms and conditions applicable to any other Employer.

(b)        Procedure to Amend or Terminate.

(1)        Amendment Procedure. Any amendment of the Plan shall be by action of the Administrator or its Chairperson. An amendment shall be evidenced in writing in such manner or format as the Administrator shall determine, which may include (but shall not be limited to) a written Plan amendment, written resolution signed by a majority of the Committee members, or minutes of a Committee meeting reflecting approval by a majority of its members.

(2)        Termination Procedure. Any termination of the Plan shall be by action of the Administrator or its Chairperson. Any Plan termination must be approved by a majority of the members of the Committee. Termination shall be evidenced in writing in such manner or format as the Administrator shall determine, which may include (but shall not be limited to) a written Plan amendment, written resolution signed by a majority of the Committee members, or minutes of a Committee meeting reflecting approval by a majority of its members.

(c)        Conditions on Amendments and Termination.

(1)        Accrued Benefit.

(A)        General. No amendment to the Plan shall be effective to the extent it has the effect of reducing any Participant’s accrued, nonforfeitable interest; or (ii) permitting or otherwise diverting any part of the Plan’s trust for purposes other than the exclusive benefit of Participants and their Beneficiaries.

(B)        Treatment of Certain Amendments. For purposes of (A) above, an amendment which has the effect, with respect to benefits attributable to service before the amendment, of -

(i)        eliminating or reducing an early retirement benefit or a retirement-type subsidy or

12-1

(ii)        (except as otherwise provided by Treasury Regulations) eliminating an optional form of benefit shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

(2)        Changes in Vesting Schedule. No amendment shall reduce the nonforfeitable percentage of a Participant’s accrued benefit (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective).

12.2        Distribution of Plan Assets Upon Termination of the Plan. If the Plan is terminated, then distributions and withdrawals shall continue to be made as provided in the Plan; provided however, subject to Article 8, the Administrator may cause Participants’ Accounts to be paid to them, pursuant to the provisions of Article 9, on account of such termination of the Plan.

12-2

ARTICLE 13

TOP-HEAVY RULES

13.1        Definitions. For purposes of this Article 13, the following terms shall have the following meanings:

(a)        “Aggregation Group” means:

(1)        each qualified plan or simplified employee pension of the Employer or an Affiliate in which a Key Employee is a participant,

(2)        each other plan of the Employer or an Affiliate which enables any plan described in (1) above to meet the requirements of section 401(a)(4) or 410 of the Code,

(3)        any other plan or plans which the Employer elects to include provided that the group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account, and

(4)        any other plan which would have been included in the foregoing had it not terminated.

(b)        “Determination Date,” with respect to any Plan Year for the Plan, means the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of such Plan Year).

(c)        “Determination Period” means, with respect to any Plan Year, the five Plan Years ending on the Determination Date with respect to such Plan Year.

(d)        “Key Employee,” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $170,000 (as adjusted under section 416(i)(1) of the Code) a Five-Percent Owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)        “Present Value” means, with respect to a defined benefit plan, the present value based on the interest and mortality rates specified under the applicable defined benefit plan for purposes of computing the Top-Heavy Ratio. The actuarial assumptions used for all plans within the same Aggregation Group must be the same.

(f)        “Top-Heavy Plan” means the Plan, with respect to any Plan Year after 1983, if the Top-Heavy Ratio exceeds 60 percent.

13-1

(g)        “Top-Heavy Ratio” means, for the Plan or an Aggregation Group of which the Plan is a part, a fraction, the numerator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all Key Employees and the denominator of which is the sum of defined contribution account balances and the Present Values of defined benefit accrued benefits for all participants. The Top-Heavy Ratio shall be determined in accordance with section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and the following provisions:

(1)        The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(2)        The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the determination dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(3)        The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(4)        A simplified employee pension shall be treated as a defined contribution plan; provided however, at the election of the Employer, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of employees.

(5)        Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Aggregation Group) within the 1-year period ending on a Determination Date shall be taken into account. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(6)        Defined contribution account balances shall be adjusted to reflect any contribution not actually made as of a Determination Date but required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

(7)        Deductible voluntary contributions shall not be included.

(8)        There shall be disregarded the account balances and accrued benefits of a Participant

(A)        who is not a Key Employee but who was a Key Employee in a prior Plan Year or

(B)        who has not performed services for the employer maintaining the plan at any time during the 1-year period ending on the Determination Date.

13-2

(9)        The accrued benefit of a Participant other than a Key Employee shall be determined (A) under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(h)        “Valuation Date,” with respect to a Determination Date under the Plan, means the Accounting Date coinciding with such Determination Date.

13.2        Minimum Contribution.

(a)        Safe Harbor 401(k) Plan. This Section shall not apply in any Plan Year in which the Plan consists solely of a safe harbor plan meeting the requirements of sections 401(k)(12) and (m)(11) of the Code, determined in accordance with section 416(g)(4)(H) of the Code.

(b)        General. For any Plan Year for which the Plan is a Top-Heavy Plan, the Employer contribution and forfeitures (excluding compensation reduction contributions under Section 4.1) allocated on behalf of any Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall not be less than such Participant’s Section 415 Compensation times the lesser of (1) three percent (3%) or (2) the largest percentage of such contributions and forfeitures (including compensation reduction contributions under Section 4.1), expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year. For these purposes, “Section 415 Compensation” shall mean the first $265,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of a Participant’s Section 415 Compensation (as defined in Section 5.1(d)). This minimum contribution shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant received compensation of less than a stated amount.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(c)        Participants Also Covered Under Defined Benefit Plan. If a Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year also participates in one or more defined benefit plans which are part of the same Aggregation Group as the Plan, and if such defined benefit plan or plans do not satisfy the minimum benefit requirements of section 416 of the Code with respect to such Participant, then, with respect to such Participant, “five percent (5%)” shall be substituted for “the lesser of (1) three percent (3%) or (2) the largest percentage of such contributions and forfeitures (including contributions under Section 4.1) expressed as a percentage of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year” in (a) above.

13-3

ARTICLE 14

MISCELLANEOUS

14.1 Construction.

(a)        Article and Section References. Except as otherwise indicated by the context, all references to Articles or Sections in the Plan refer to Articles or Sections of the Plan. The titles thereto are for convenience of reference only and the Plan shall not be construed by reference thereto.

(b)        Gender and Number. As used in the Plan, except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

14.2 Assignment	or Alienation of Benefits.

(a)        General. Except as provided in (b) below and section 401(a)(13)(C) of the Code, benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. Except as provided in the foregoing, if any attempt shall be made to reach the beneficial interest of any Participant or beneficiary by legal process not preempted by ERISA, the Administrator may suspend any rights of distribution which any Participant or beneficiary may have, and may direct that such person’s beneficial interest hereunder be paid over or applied for the benefit of such person, or for the benefit of dependents of such person, as the Administrator shall determine.

(b)        QDRO.

(1)        General. Notwithstanding (a) above, benefits shall be paid in accordance with the applicable requirements of any domestic relations order which is a qualified domestic relations order (as defined in section 206(d) of ERISA or section 414(p) of the Code); and provided further that benefits shall be paid pursuant to any domestic relations order entered before January 1, 1985 if either the Plan is paying benefits pursuant to such order on such date or the Administrator elects to treat such order as a qualified domestic relations order.

(2)        Immediate Distribution Available. Distribution of the Alternate Payee’s benefit may be made or may commence as soon as administratively feasible after the Administrator’s receipt of the order, determination of its qualified status, and determination of the amount payable thereunder.

(3)        Alternate Payee’s Beneficiary. In the event an Alternate Payee who is entitled to a benefit hereunder pursuant to a qualified domestic relations order dies prior to the receipt of the entire benefit due, the Alternate Payee’s remaining benefit shall be payable to the Alternate Payee’s beneficiary designated in the order or on a form specified by the Administrator and received by the Administrator prior to the Alternate Payee’s death. In the event there is no designated beneficiary to receive any such amount, then such amount shall be payable to the estate of the Alternate Payee.

14-1

(4)    Alternate Payee Defined. “Alternate Payee” shall have the meaning given in section 414(p)(8) of the Code.

14.3        Data.

(a)        Obligation to Furnish. Each person who participates or claims benefits under the Plan shall furnish to the Administrator, any trustee, or any insurance company involved in the funding of the benefits under the Plan, such signatures, documents, evidence, or information as the Administrator, such trustee, or such insurance company shall consider necessary or desirable for the purpose of administering the Plan.

(b)        Mistakes or Misstatements. In the event of a mistake or a misstatement as to any item of such information, as is furnished pursuant to (a) above, which has an effect on the amount of benefits to be paid under the Plan, or in the event of a mistake or misstatement as to the amount of payments to be made to a person entitled to receive a benefit under the Plan, the Administrator shall cause such amounts to be withheld or accelerated, as shall in its judgment accord to such person the payment to which he is properly entitled under the Plan.

14.4        Employment Relationship.

(a)        No Enlargement of Rights. Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan or of any fund or any insurance contract thereunder, any amendment of the Plan, participation in the Plan, or the payment of any benefits under the Plan, shall not be construed as giving any person whomsoever any legal or equitable claims or rights against any Employer, or its officers, directors, or shareholders, as such, or as giving any person the right to be retained in the employment of any Employer.

(b)        Employer’s Rights. The right of an Employer to discipline or discharge an employee shall not be affected by reason of any of the provisions of the Plan.

14.5        Merger or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant in the Plan shall (if the surviving plan terminated immediately after the merger, consolidation, or transfer) be entitled to receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). In the case of a transfer to another plan of any Section 401(k) Salary Deferral Account or any other portion of an Account subject to the 401(k) restrictions on distributions, such a transfer may take place only if it is reasonably concluded that the transferee plan contains the restrictions described in Section 8.7.

14.6        Incompetency or Disability. Each person to whom a distribution is payable under the Plan shall be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, indicating that a guardian,

14-2

conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, and any payment of a distribution due thereafter shall be made to the same, provided that proper proof of his appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. The Administrator shall not be required to look to the application of any such payment so made.

14.7        Nontransferability of Annuities. Any annuity contract distributed from the Plan must be nontransferable.

14.8        USERRA and HEART Act. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Upon the death of any Participant who dies on or after January 1, 2007, while on a leave of absence to perform qualified military service with reemployment rights described in Code section 414(u), the Participant’s Beneficiary shall be entitled to any additional benefits (other than benefit accruals related to the period of qualified military service) that would be provided under the Plan had the Participant died as an active Employee, in accordance with section 401(a)(37) of the Code.

14.9        Governing Law. The Plan and all rights and duties under the Plan shall be governed, construed and administered in accordance with the laws of the State of Ohio, except as governed separately by or preempted by federal law.

14.10        Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.

IN WITNESS WHEREOF, FIFTH THIRD BANCORP has caused this Plan, as supplemented by the Appendices hereto, to be executed this          day of December, 2019.

FIFTH THIRD BANCORP

BY: /s/ ROBERT P SHAFFER

14-3

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX I

PREDECESSOR EMPLOYER INDEX

Service crediting and/or other substantive provisions are applicable with respect to the following predecessor employers in the Appendices indicated:

Predecessor Employer	Service Crediting under Appendix	Other Substantive Provisions under Appendix
ACI Merchant Services, Inc.	II
Bank of Ashland (and affiliates)	II
Bank One, National Association	II
Boone State Bank	IV	IV
Capital Holdings, Inc. (and Capital Bank, N.A.)	II
Card Management Corporation	XXII	XXII
CitFed Bancorp, Inc. (and subsidiaries)	XIV	XIV
Citizens Heritage Bank, National Association	II
CNB Bancshares, Inc. (and Civitas Bank and other subsidiaries)	XVI	XVI
Commercial National Bank	II	II
Cumberland Federal Savings Bank	VII	VII
Decatur County Bank	II
Enterprise Federal Savings Bank (and Enterprise Federal Bancorp, Inc.)	XV	XV
Falls Savings Bank, FSB	IX	IX
First Charter Corporation (and subsidiaries)	XXV	XXV
First Horizon National Corporation (and First Tennessee Bank National Association)	II
First-Mason Bank	III	III
First National Bankshares of Florida, Inc. (and subsidiaries)	XXI	XXI
First Nationwide Bank, a Federal Savings Bank (fka California Federal)	XI	XI
First Ohio Bancshares, Inc. (and First National Bank of Toledo and other subsidiaries)	VI	VI
Franklin Financial Corporation (and subsidiaries)	XX	XX
Freedom Bank	II
Gateway Leasing Corporation	II

AI-1

Predecessor Employer	Service Crediting under Appendix	Other Substantive Provisions under Appendix
Great Lakes National Bank, Ohio, N. A.	II
Heartland Capital Management, Inc.	II
Integrated Delivery Technologies, Inc.	II
Kentucky Enterprise Bank, FSB (and Kentucky Enterprise Bancorp, Inc.)	II
Mutual Federal Savings Bank	VIII	VIII
NBD Bancorp, Inc.	X	X
New Palestine Bank	V	V
The Ohio Company (and subsidiaries)	XII	XII
Old Kent Financial Corporation (and subsidiaries)	XVIII	XVIII
Ottawa Financial Corporation (and AmeriBank)	XVII	XVII
Peoples Bank Corporation of Indianapolis (and subsidiaries)	II
R-G Crown Bank, FSB	XXIV	XXIV
Resource Management, Inc. (dba Maxus Investment Group)	II
Skipjack Financial Services, Inc. and Transactive Ecommerce Solutions, Inc.	II
South Florida Bank (and South Florida Bank Holding Corporation)	II
State Savings Bank (and affiliates)	XIII	XIII
Strongsville Savings Bank (and Emerald Financial Corp)	II
USB, Inc.	XIX	XIX
Vanguard Financial Company	II
W. Lyman Case & Company	II and XXIII	XXIII
R.G. McGraw Insurance Agency, Inc.	XXVI
The Retirement Corporation of America	XXVII
Epic Insurance Solutions Agency LLC	XXVIII
Coker Capital Securities, LLC	XXIX
Franklin Street Partners, Inc.	XXX
MB Financial, Inc. (and affiliates and predecessors)	XXXI	XXXI

AI-2

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX II

Service Crediting for Certain Predecessor Employers

1.        Predecessor Employers. The crediting of Service under this Appendix shall apply only to those Employees described below.

(i)

CITIZENS HERITAGE BANK, NATIONAL ASSOCIATION. Employees of Citizens Heritage Bank, National Association (“Citizens”) who became Employees on March 31, 1988 in connection with Citizens’ adoption of the Plan on that date shall be credited with Service under Section 2.53 of the Plan for their service with Citizens.

(ii)

COMMERCIAL NATIONAL BANK. Employees of Commercial National Bank (“Commercial”) who became Employees on or before August 1, 1988 in connection with the merger of Commercial into the Fifth Third Bank of Northwestern Ohio, National Association, shall be credited with Service under Section 2.53 of the Plan for their service with Commercial.

(iii)

DECATUR COUNTY BANK. Employees of Decatur County Bank (“Decatur”) who became Employees on September 23, 1988 in connection with Decatur County Bank’s adoption of the Plan, shall be credited with Service under Section 2.53 of the Plan for their service with Decatur.

(iv)

KENTUCKY ENTERPRISE BANK, FSB. Employees of Kentucky Enterprise Bank, FSB and Kentucky Enterprise Bancorp, Inc. who became Employees on or before March 15, 1996 in connection with the merger of Kentucky Enterprise Bancorp, Inc. into Fifth Third Bancorp shall be credited with Service under Section 2.53 of the Plan for their service with Kentucky Enterprise Bank, FSB and Kentucky Enterprise Bancorp, Inc.

(v)

GATEWAY LEASING CORPORATION, an Ohio Corporation. Former employees of Gateway Leasing Corporation (“Gateway”) who became Employees on or before June 7, 1997 in connection with The Fifth Third Leasing Company’s Asset Purchase Agreement with Gateway shall be credited with Service under Section 2.53 of the Plan for their service with Gateway.

(vi)

GREAT LAKES NATIONAL BANK, OHIO, N.A. Former employees of Great Lakes National Bank, Ohio, N.A. (“Great Lakes”) who became Employees on or before September 26, 1997 in connection with the Employer’s acquisition of certain assets of Great Lakes shall be credited with Service under Section 2.53 of the Plan for their service with Great Lakes.

AII - 1

(vii)

BANK ONE, NATIONAL ASSOCIATION. Former employees of Bank One, National Association (“Bank One “) who became Employees on or before October 16, 1998 in connection with Fifth Third Bank of Southern Ohio’s acquisition of certain assets of Bank One shall be credited with Service under Section 2.53 of the Plan for their service with Bank One.

(viii)

BANK OF ASHLAND. Employees of Ashland Bankshares, Inc. or Bank of Ashland, Inc. (a subsidiary of Ashland Bankshares, Inc.) who became Employees on or before April 16, 1999 in connection with the merger of Bank of Ashland, Inc. and Fifth Third Bank, Ohio Valley shall be credited with Service under Section 2.53 of the Plan for their service with Ashland Bankshares, Inc. or Bank of Ashland, Inc.

(ix)

SOUTH FLORIDA BANK AND SOUTH FLORIDA BANK HOLDING CORPORATION. Employees of South Florida Bank or South Florida Bank Holding Corporation who became Employees of an Employer as a result of the mergers of South Florida Bank into Fifth Third Bank, Florida or South Florida Bank Holding Corporation into Fifth Third Bancorp and who were Employees of an Employer on the first business day after the Effective Time shall be credited with Service under Section 2.53 of the Plan for their service with South Florida Bank or South Florida Bank Holding Corporation.

(x)

STRONGSVILLE SAVINGS BANK AND EMERALD FINANCIAL CORP. Employees of The Strongsville Savings Bank or Emerald Financial Corp., who became Employees of an Employer as a result of the mergers of The Strongsville Savings Bank into Fifth Third Bank, Northwestern Ohio or Emerald Financial Corporation into Fifth Third Bancorp and who were Employees of an Employer on the first business day after August 6, 1999, shall be credited with Service under Section 2.53 of the Plan for their service with The Strongsville Savings Bank and Emerald Financial Corp.

(xi)

ACI MERCHANT SERVICES, INC. Employees of ACI Merchant Services, Inc. (“ACI”) who became Employees on October 2, 2000 in connection with the merger of ACI into Midwest Payment Systems, Inc. shall be credited with Service under Section 2.53 of the Plan for their service with ACI.

(xii)

PEOPLES BANK CORPORATION OF INDIANAPOLIS. Each Peoples Bank Employee who was an Employee of an Employer on January 1, 2000 (and who was an employee of any subsidiary of Fifth Third Bancorp on the first business day after the merger of Peoples Bank Corporation of Indianapolis into Fifth Third Bancorp), shall be credited with Service under Section 2.53 of the Plan for his service with Peoples Bank Corporation of Indianapolis, Peoples Bank & Trust Company and any other subsidiary of Peoples Bank Corporation of Indianapolis. “Peoples Bank Employee” means an individual who, immediately prior to the merger of Peoples Bank Corporation of Indianapolis into Fifth Third Bancorp, was employed by Peoples Bank Corporation of Indianapolis, or any subsidiary of Peoples Bank Corporation of Indianapolis.

AII - 2

(xiii)

HEARTLAND CAPITAL MANAGEMENT, INC. Individuals who were Employees of Heartland Capital Management, (“Heartland”) on February 4, 2000 became Participants on February 4, 2000. In addition to the Service credited under Section 2.53 for the period that Heartland has been an Affiliate, each individual who was an Employee of Heartland on February 4, 2000 (and who was an employee of Heartland on the first business day after the day Heartland became an Affiliate) shall be credited with Service under Section 2.53 of the Plan for his service with Heartland prior to its having become an Affiliate.

(xiv)

INTEGRATED DELIVERY TECHNOLOGIES, INC. Employees of Integrated Delivery Technologies, Inc. who become Employees as of the effective time of the merger of Integrated Delivery Technologies, Inc. and Midwest Payment Systems East, Inc. in connection with such merger, shall be credited with Service under Section 2.53 of the Plan for their service with Integrated Delivery Technologies, Inc.

(xv)

RESOURCE MANAGEMENT, INC. (dba MAXUS INVESTMENT GROUP). Employees of Resource Management, Inc. or any of its subsidiaries, who became Employees on January 2, 2001 in connection with the merger of Resource Management, Inc, into Fifth Third Bancorp shall be credited with Service under Section 2.53 of the Plan for their service with Resource Management, Inc. or its subsidiaries.

(xvi)

CAPITAL HOLDINGS, INC. Employees of Capital Holdings, Inc. or Capital Bank, N.A. who became Employees on or before the effective time of the merger of Capital Holdings, Inc. and Fifth Third Bancorp (i.e., the close of business on March 9, 2001) in connection with such merger, shall be credited with Service under Section 2.53 of the Plan for their service with Capital Holdings, Inc. or Capital Bank, N.A.

(xvii)

W. LYMAN CASE & COMPANY. Employees of W. Lyman Case & Company (“WLC”) who became Employees on the date WLC became an Affiliate of Fifth Third Bank in connection with such affiliation, shall be credited with Service under Section 2.53 of the Plan for their service with WLC for the period prior to the date WLC became an Affiliate of Fifth Third Bank.

(xviii)

VANGUARD FINANCIAL COMPANY. Employees of Vanguard Financial Company who became Employees as of the effective time of the merger of Vanguard Financial Company into Fifth Third Bancorp, shall be credited with Service under Section 2.53 of the Plan for their service with Vanguard prior to such merger.

AII - 3

(xix)

FIRST HORIZON NATIONAL CORPORATION. Former employees of First Horizon National Corporation (or First Tennessee Bank National Association) (together “First Horizon”), who became Employees on or before May 3, 2008 in connection with Fifth Third Bancorp’s (and Fifth Third Bank’s) acquisition of certain assets of First Horizon, shall be credited with Service under Section 2.53 of the Plan for their service with First Horizon.

(xx)

FREEDOM BANK. Former employees of Freedom Bank, who became Employees on December 22, 2008 in connection with Fifth Third Bank’s acquisition of certain assets of Freedom Bank, shall be credited with Service under Section 2.53 of the Plan for their service with Freedom Bank.

(xxi)

SKIPJACK FINANCIAL SERVICES, INC. AND TRANSACTIVE ECOMMERCE SOLUTIONS, INC. Former employees of Skipjack Financial Services, Inc. or Transactive Ecommerce Solutions, Inc., who became Employees on April 1, 2009 in connection with Fifth Third Bank’s acquisition of certain assets of Skipjack Financial Services, Inc. and Transactive Ecommerce Solutions, Inc., shall be credited with Service under Section 2.53 of the Plan for their service with Skipjack Financial Services, Inc. and Transactive Ecommerce Solutions, Inc.

However, Section 3.4 of the Plan shall continue to apply. As such, notwithstanding such crediting of Service, an Employee who falls into an ineligible class of Employees, as described in Section 3.4, shall not be eligible to Participate in the Plan, or to make or receive allocations of contributions or forfeitures under the Plan.

2.        Crediting of Service. Service with the predecessor employers described in paragraph 1 above shall be credited to such Employees specified in paragraph 1 above under rules comparable to those under Section 2.53 of the Plan.

AII - 4

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX III

THE FIRST-MASON BANK EMPLOYEES’ PROFIT SHARING PLAN

Effective December 31, 1982, The First-Mason Bank Employees’ Profit Sharing Plan (the “First-Mason Plan”) was merged into the Plan. The First-Mason Plan, as in effect prior to January 29, 1982, is a Predecessor Plan such that service taken into account under The First-Mason Plan shall count as Service under Section 2.53 under this Plan. The portion of a Participant’s Account attributable to his accrued benefit under the First-Mason Plan shall be reflected in the appropriate subaccount(s) in this Plan, as determined by the Administrator.

AIII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX IV

BOONE STATE BANK PROFIT SHARING PLAN

1.        Predecessor Plan. Effective December 31, 1986 (the “Merger Date”), the Boone State Bank Profit Sharing Plan (the “Boone State Plan”) was merged into the Plan. The Boone State Plan is a Predecessor Plan such that service taken into account under the Boone State Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Boone State Plan was previously accounted for under this Plan in a separate Boone State Account. Any amounts remaining in a Participant’s Boone State Account are now reflected in his Prior Plan Employer Contribution Account.

AIV - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

NEW PALESTINE BANK EMPLOYEES’ 401(k) PLAN

APPENDIX V

1.        Predecessor Plan. Effective December 31, 1989 (the “Merger Date”), the New Palestine Bank Employees’ 401(k) Plan (the “New Palestine Plan”) merged into the Plan. The New Palestine Plan is a Predecessor Plan such that service taken into account under the New Palestine Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. Effective as of the Merger Date, amounts in a Participant’s “Salary Savings Account,” “Regular Account” and “Rollover Account” under the New Palestine Plan were reflected in this Plan in the same Participant’s Section 401(k) Salary Deferral Account, “New Palestine Account” (a prior subaccount in this Plan), and Rollover Account, respectively. Any amounts remaining in a Participant’s New Palestine Account are now reflected in his Prior Plan Employer Contribution Account.

AV - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX VI

FIRST OHIO BANCSHARES, INC. STOCK PURCHASE, 401(k) AND SAVINGS PLAN

1.        Predecessor Plan. Effective January 1, 1990, the First Ohio Bancshares, Inc. Stock Purchase, 401(k) and Savings Plan (the “First Ohio Plan”) became a Predecessor Plan such that service taken into account under the First Ohio Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. Under the applicable provisions of the Plan, trust-to-trust transfers were made on behalf of certain Participants from the First Ohio Plan to the Plan with the transfers reflected in the appropriate subaccounts under this Plan. Any amounts remaining in a Participant’s “Toledo Matching Account” (a prior subaccount in this Plan) are now reflected in his Prior Plan Employer Contribution Account.

AVI - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX VII

FINANCIAL INSTITUTIONS THRIFT PLAN,

AS ADOPTED BY THE CUMBERLAND FEDERAL SAVINGS BANK

1.        Predecessor Plan. Effective August 27, 1994, the Financial Institutions Thrift Plan, as adopted by The Cumberland Federal Savings Bank (“The Cumberland Plan”), became a Predecessor Plan such that service taken into account under the Cumberland Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. In accordance with the terms of The Cumberland Plan and as directed by the Administrator, certain Participants with accounts in The Cumberland Plan elected to transfer those accounts and related plan assets to this Plan. Amounts in a Participant’s “Regular Account,” “401(k) Account” and “Rollover Account” under The Cumberland Plan initially were reflected in this Plan in the same Participant’s “Cumberland Regular Account,” “Cumberland 401(k) Account,” and “Cumberland Rollover Account” respectively (all prior subaccounts in this Plan). Any amounts remaining in a Participant’s Cumberland Regular Account, Cumberland 401(k) Account and Cumberland Rollover Account are now reflected in his After-Tax Account, Section 401(k) Salary Deferral Account and Rollover Account, respectively.

AVII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX VIII

MUTUAL FEDERAL SAVINGS BANK RETIREMENT SAVINGS PLAN

1.        Predecessor Plan. Effective as of the date the Administrator determined (the “Merger Date”), the Mutual Federal Savings Bank Retirement Savings Plan merged into the Plan. The Mutual Federal Savings Bank Retirement Savings Plan (the “Mutual Federal Plan”) is a Predecessor Plan such that service taken into account under the Mutual Federal Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Mutual Federal Plan was previously accounted for under this Plan in a “Mutual Federal Discretionary Contribution Account” (attributable to any discretionary employer contributions and forfeitures allocated to the Participant under the Mutual Federal Plan), a “Mutual Federal 401(k) Account” (attributable to a Participant’s “Elective Deferral Contributions” under the Mutual Federal Plan), a “Mutual Federal Matching Contribution Account” (attributable to any “Matching Contributions” allocated to the Participant under the Mutual Federal Plan) and a “Mutual Federal Rollover Account” (attributable to a Participant’s “Rollover Contributions” under the Mutual Federal Plan).

Any amounts remaining in a Participant’s Mutual Federal Discretionary Contribution Account or Mutual Federal Matching Contribution Account are now reflected in his Prior Plan Employer Contribution Account. Any amounts remaining in a Participant’s Mutual Federal 401(k) Account and Mutual Federal Rollover Account are now reflected in his Section 401(k) Salary Deferral Account and Rollover Account, respectively.

AVIII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX IX

FALLS SAVINGS BANK, FSB SALARY SAVINGS PLAN

1.        Predecessor Plan. Effective as of April 30, 1996 (the “Merger Date”), the Falls Savings Bank, FSB Salary Savings Plan (the “Fall Savings Plan”) merged into the Plan. The Falls Savings Plan is a Predecessor Plan such that service taken into account under the Falls Savings Plan shall count as Service under Section 2.53 under this Plan.

2.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Falls Savings Plan was previously accounted for under this Plan in a “Falls Savings Discretionary Contribution Account” (attributable to any discretionary employer contributions allocated to the Participant under the Falls Savings Plan), a “Falls Savings 401(k) Account” (attributable to a Participant’s “Elective Contributions” under the Falls Savings Plan), a “Falls Savings Rollover Account” (attributable to a Participant’s “Rollover Contributions” under the Falls Savings Plan) and a “Falls Savings Matching Contribution Account” (attributable to any “Matching Contributions” allocated to the Participant under the Falls Savings Plan).

Any amounts remaining in a Participant’s Falls Savings Discretionary Contribution Account or Falls Savings Matching Contribution Account are now reflected in his Prior Plan Employer Contribution Account. Any amounts remaining in a Participant’s Falls Savings 401(k) Account or Falls Savings Rollover Account are now reflected in his Section 401(k) Salary Deferral Account and Rollover Account, respectively.

AIX- 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX X

NBD BANCORP, INC. EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

1.        Predecessor Plan. Upon the transfer referred to in paragraph 2 below, the NBD Bancorp, Inc. Employees’ Savings and Investment Plan (the “NBD Plan”) became a Predecessor Plan solely with respect to each Participant who had amounts transferred from the NBD Plan to this Plan pursuant to paragraph 2 below such that service taken into account under the NBD Plan for such Participants shall count as Service under Section 2.53 under this Plan.

2.        Accounting. As of the transfer date determined by the Administrator, Participants who were Employees of an Employer on such transfer date and who had accounts in the NBD Plan had those accounts and related plan assets transferred to this Plan. Amounts in a Participant’s “Participant Contribution Account,” “Matching Contribution Account” and “Rollover Account” under the NBD Plan initially were reflected in this Plan in the same Participant’s “NBD Participant Contribution Account,” “NBD Matching Contribution Account” and “NBD Rollover Account,” respectively (all prior subaccounts in the Plan). Any amounts remaining in a Participant’s NBD Participant Contribution Account, NBD Matching Contribution Account and NBD Rollover Account are now reflected in his Section 401(k) Salary Deferral Account, Prior Plan Employer Contribution Account and Rollover Account, respectively.

AX- 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XI

CALIFORNIA FEDERAL EMPLOYEES’ INVESTMENT PLAN

1.        Past Service Credit. Upon the transfer referred to in paragraph 2 below from the California Federal Employees’ Investment Plan (formerly known as the First Nationwide Employees’ Investment Plan) (the “Cal Fed Plan”), each Participant who had amounts transferred from the Cal Fed Plan to this Plan pursuant to paragraph 2 below was credited with Service under Section 2.53 of the Plan for the Participant’s service with First Nationwide Bank, a Federal Savings Bank (“FNB”). Service with FNB shall be determined under rules comparable to those under Section 2.53 of the Plan.

2.        Accounting. As of the transfer date determined by the Administrator, Participants who were Employees of an Employer on the fifth business day before the transfer date and who had accounts in the Cal Fed Plan had those accounts and related plan assets transferred to this Plan.

Amounts in a Participant’s “Prior Plan Salary Deferral Account,” “Company Matching Account” and “Prior Plan Matching Account,” “Profit Sharing Account,” “Rollover Account” and “Prior Plan After-Tax Account” under the Cal Fed Plan, initially were reflected in this Plan in the same Participant’s “Cal Fed Salary Deferral Account,” “Cal Fed Company Matching Account, “Cal Fed Profit Sharing Account,” “Cal Fed Rollover Account” and “Cal Fed After-Tax Account,” respectively (all prior subaccounts in this Plan).

Any amounts remaining in a Participant’s Cal Fed Company Matching Account and Cal Fed Profit Sharing Account are now reflected in his Prior Plan Employer Contribution Account. Any amounts remaining in a Participant’s Cal Fed Salary Deferral Account, Cal Fed Rollover Account and Cal Fed After-Tax Account are now reflected in his Section 401(k) Salary Deferral Account, Rollover Account and After-Tax Account, respectively.

AXI-1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XII

FIFTH THIRD/THE OHIO COMPANY

AND

FIFTH THIRD INSURANCE AGENCY CORPORATION

1.        Past Service Credit.

(a)        Ohio Company Employees. For purposes of this Appendix, “Ohio Company Employee” means an individual who, immediately prior to the effective time of the merger of The Ohio Company and Fifth Third Securities, Inc., was employed by The Ohio Company or any of its subsidiaries and who became an Employee as of the effective time of such merger. “Ohio Company Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to that time but in connection with the merger of The Ohio Company and Fifth Third Securities, Inc.

(b)        Past Service Credit and Eligibility. Ohio Company Employees shall be credited with Service under Section 2.53 of the Plan for their service with The Ohio Company and any of its subsidiaries. Service with The Ohio Company and its subsidiaries shall be determined under rules comparable to those under Section 2.53 of the Plan. In no event shall there be any duplication of service for the same period.

2.         Trust-to-Trust Transfer from The Ohio Company Profit Sharing Plan. As of the transfer date determined by Fifth Third Bank, individuals who had “Accounts” in The Ohio Company Profit Sharing Plan had those Accounts and related plan assets, except for any portion in the “Individual Direction Fund” in The Ohio Company Profit Sharing Plan, transferred to this Plan. Amounts transferred from a Participant’s “Profit Sharing Account” under The Ohio Company Profit Sharing Plan initially were reflected in the same Participant’s “Ohio Company Profit Sharing Account” under this Plan. Any amounts remaining in a Participant’s Ohio Company Profit Sharing Account are now reflected in his Prior Plan Employer Contribution Account.

3.        Merger of The Ohio Company Salary Investment Plan into the Plan.

(a)        Predecessor Plan. Effective as of July 1, 1999 (the “Merger Date”), The Ohio Company Salary Investment Plan merged into the Plan. The Ohio Company Salary Investment Plan is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph 1 above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

AXII-1

(b)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under The Ohio Company Salary Investment Plan was previously accounted for under this Plan in an “Ohio Company SIP 401(k) Account” (attributable to his “Deferral Contributions” under The Ohio Company Salary Investment Plan), an “Ohio Company SIP Rollover Account” (attributable to a Participant’s rollover contributions (if any) under The Ohio Company Salary Investment Plan), and an “Ohio Company SIP Matching Contribution Account” (attributable to any “Matching Contributions” allocated to the participant under The Ohio Company Salary Investment Plan).

Any amounts remaining in a Participant’s Ohio Company SIP 401(k) Account or Ohio Company SIP Rollover Account are now reflected in his Section 401(k) Salary Deferral Account and Rollover Account, respectively. The Ohio Company SIP Matching Contribution Account remains as a separate subaccount under the Plan.

AXII-2

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XIII

STATE SAVINGS BANK, CENTURY BANK

AND

STATE SAVINGS BANK, F.S.B.

1.        Past Service Credit.

(a)        State Savings Employees. For purposes of this Appendix, “State Savings Employee” means an individual who, immediately prior to June 19, 1998, was employed by State Savings Bank, Century Bank or State Savings Bank, F.S.B. and who became an Employee as of June 19, 1998. “State Savings Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to June 19, 1998 but in connection with the acquisition of State Savings Company and subsidiaries by Fifth Third Bancorp.

(b)        Past Service Credit and Eligibility. State Savings Employees shall be credited with Service under Section 2.53 of the Plan for their service with State Savings Company and any of its subsidiaries. Service with State Savings Company and its subsidiaries shall be determined under rules comparable to those under Section 2.53 of the Plan. In no event shall there be any duplication of service for the same period.

2.        Merger of the State Savings Bank Profit Sharing Plan into the Plan.

(a)        Merger Date. Effective as of October 1, 1999 (the “Merger Date”), the State Savings Bank Profit Sharing Plan (the “State Savings Plan”) merged into the Plan. The State Savings Plan is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph 1 above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

(b)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the State Savings Plan was previously accounted for under this Plan in a “State Savings Employee Pre-Tax Contribution Account” (attributable to a Participant’s “Employee Pre-Tax Contribution Account” under the State Savings Plan), a “State Savings Employer Matching Contribution Account” (attributable to a Participant’s “Employer Matching Contribution Account” under the State Savings Plan), a “State Savings Employer Nonelective Contribution Account” (attributable to a Participant’s “Employer Nonelective Contribution Account” under the State Savings Plan), a “State Savings Employee After-Tax Contribution Account” (attributable to a Participant’s “Employee After-Tax Contribution Account” under the State Savings Plan) and a “State Savings Rollover Contribution Account” (attributable to a Participant’s “Rollover Contribution Account” under the State Savings Plan).

AXIII-1

Any amounts remaining in a Participant’s State Savings Employer Matching Contribution Account and State Savings Employer Nonelective Contribution Account are now reflected in his Prior Plan Employer Contribution Account. Any amounts remaining in a Participant’s State Savings Employee Pre-Tax Contribution Account, State Savings Employee After-Tax Contribution Account and State Savings Rollover Contribution Account are now reflected in his Section 401(k) Salary Deferral Account, After-Tax Account and Rollover Account, respectively.

AXIII-2

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XIV

CITIZENS FEDERAL BANK, F.S.B.

1.        Past Service Credit.

(a)        CitFed Employees.    For purposes of this Appendix, “CitFed Employee” means an individual who, immediately prior to June 26, 1998, was employed by CitFed Bancorp, Inc. or any of its subsidiaries and who became an Employee as of June 26, 1998. “CitFed Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to June 26, 1998 but in connection with the acquisition of CitFed Bancorp, Inc. and subsidiaries by Fifth Third Bancorp.

(b)        Past Service Credit and Eligibility. CitFed Employees shall be credited with Service under Section 2.53 of the Plan for their service with CitFed Bancorp, Inc. and its subsidiaries. Service with CitFed Bancorp, Inc. and its subsidiaries shall be determined under rules comparable to those under Section 2.53 of the Plan. In no event shall there be any duplication of service for the same period.

2.        Merger of the Citizens Federal Bank, F.S.B. and Related Companies Amended and Restated Savings and Investment 401(k) Plan into the Plan.

(a)        Merger Date. Effective as of October 1, 1999 (the “Merger Date”), the Citizens Federal Bank, F.S.B. and Related Companies Amended and Restated Savings and Investment 401(k) Plan (the “Citizens Federal Plan”) merged into the Plan. The Citizens Federal Plan is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph 1 above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

(b)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Citizens Federal Plan was previously accounted for under this Plan in a “Citizens Federal Participant’s Elective Account” (attributable to a “Participant’s Elective Account” under the Citizens Federal Plan), a “Citizens Federal Participant’s Account” (attributable to a “Participant’s Account” and “Restricted Stock Account” under the Citizens Federal Plan) and a “Citizens Federal Participant’s Rollover Account” (attributable to a “Participant’s Rollover Account” under the Citizens Federal Plan).

Any amounts remaining in a Participant’s Citizens Federal Participant’s Elective Account, Citizens Federal Participant’s Account and Citizens Federal Participant’s Rollover Account are now reflected in his Section 401(k) Salary Deferral Account, After-Tax Account and Rollover Account, respectively.

AXIV-1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XV

ENTERPRISE FEDERAL SAVINGS BANK

AND

ENTERPRISE FEDERAL BANCORP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

1.        Past Service Credit.

(a)        Enterprise Federal Employees. For purposes of this Appendix, “Enterprise Federal Employee” means an individual who, immediately prior to May 14, 1999, was employed by Enterprise Federal Savings Bank or Enterprise Federal Bancorp, Inc. and who became an Employee as of May 14, 1999. “Enterprise Federal Employee” also means an individual who would have met the foregoing criteria except for the fact that he became an Employee prior to May 14, 1999 but in connection with the merger of Enterprise Federal Savings Bank and Enterprise Federal Bancorp into Fifth Third Bank and Fifth Third Bancorp.

(b)        Past Service Credit and Eligibility. Enterprise Federal Employees shall be credited with Service under Section 2.53 of the Plan for their service with Enterprise Federal Savings Bank, Enterprise Federal Bancorp, Inc. and any predecessor employer for which Enterprise Federal Savings Bank has credited service. Such Service shall be determined under rules comparable to those under Section 2.53 of the Plan. The transition rules in Section 2.53 (a)(4) of the Plan shall have no effect with respect to Enterprise Federal Employees. In no event shall there be any duplication of service for the same period.

2.        Merger of Enterprise Federal ESOP into the Plan.

(a) Merger Date. Effective as of July 31, 1999 (the “Plan Merger Date”), the Enterprise Federal Bancorp, Inc. Employee Stock Ownership Plan (the “Enterprise ESOP”) merged into the Plan. The Enterprise ESOP is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph 1 above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

(b) Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Enterprise ESOP was previously accounted for under this Plan in an “Enterprise ESOP Account” (which was attributable to his “Company Stock Account” under the Enterprise ESOP). Any amounts remaining in a Participant’s Enterprise ESOP Account are now reflected in his Prior Plan Employer Contribution Account.

AXV-1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XVI

CNB BANCSHARES, INC.

AND

SUBSIDIARIES

1.        Past Service Credit.

(a)        CNB Employee. For purposes of this Appendix, “CNB Employee” means an individual who, immediately prior to the merger of CNB Bancshares, Inc. into Fifth Third Bancorp, was employed by CNB Bancshares, Inc., or any subsidiary of CNB Bancshares, Inc.

(b)        Past Service Credit and Eligibility. Each CNB Employee who was an Employee of an Employer on January 1, 2000 (and who was an employee of any subsidiary of Fifth Third Bancorp on the first business day after the merger of CNB Bancshares, Inc. into Fifth Third Bancorp), shall be credited with Service under Section 2.53 of the Plan for his service with CNB Bancshares, Inc., Civitas Bank (now known as Fifth Third Bank, Indiana), Wedgewood Partners, Inc., Civitas Insurance and any other subsidiary of CNB Bancshares, Inc. Such Service shall be determined under rules comparable to those under Section 2.53 of the Plan. In no event shall there be any duplication of service for the same period.

2.        Merger of the Citizens Incentive Savings Plan into the Plan.

(a)        Merger Date. Effective as of August 24, 2001 (the “Merger Date”), the Citizens Incentive Savings Plan (the “CISP”) merged into the Plan. The CISP is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph 1 above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

(b)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the CISP is accounted for under this Plan as follows:

(1)        Amounts attributable to an “Employee Deferral Account” under the CISP are reflected in the Section 401(k) Salary Deferral Account in this Plan.

(2)        Amounts attributable to an “Employer Matching Contribution Account” under the CISP were previously reflected in the “CISP Matching Contribution Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s CISP Matching Contribution Account are now reflected in his Prior Plan Employer Contribution Account.

(3)        Amounts attributable to an “Employer Discretionary Contribution Account” under the CISP were previously reflected in the “CISP Discretionary Contribution Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s CISP Discretionary Contribution Account are now reflected in his Prior Plan Employer Contribution Account.

AXVI - 1

(4)        Amounts attributable to an “Employee Rollover Contribution Account” under the CISP are reflected in the Rollover Account in this Plan.

(5)        Amounts attributable to a “Merger Account” under the CISP were previously reflected in the “CISP Merger Account” (a prior subaccount in this Plan) Any amounts remaining in a Participant’s CISP Merger Account are now reflected in his Prior Plan Employer Contribution Account.

AXVI - 2

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XVII

OTTAWA FINANCIAL CORPORATION

AND SUBSIDIARIES

1.        Past Service Credit.

(a)        Ottawa Employee. Effective as of the “Effective Time” as defined in the Affiliation Agreement between Ottawa Financial Corporation and Fifth Third Bancorp (the “Company Merger Date”), Ottawa Financial Corporation merged into Fifth Third Bancorp and its subsidiary, AmeriBank, merged into Fifth Third Bank, Indiana. For purposes of this Appendix, “Ottawa Employee” means an individual who, immediately prior to the Company Merger Date, was employed by Ottawa Financial Corporation or any subsidiary of Ottawa Financial Corporation.

(b)        Past Service Credit and Eligibility. Effective as of the Company Merger Date, Ottawa Employees shall be credited with Service under Section 2.53 of the Plan for their service with Ottawa Financial Corporation, its subsidiaries and any predecessor employer for which Ottawa Financial Corporation or its subsidiaries have credited service. Such Service shall be determined under rules comparable to those under Section 2.53 of the Plan.

2.        Merger of Ottawa Financial Corporation ESOP into the Plan.

(a)        Merger Date. Effective as of March 26, 2001 (the “Plan Merger Date”), the Ottawa Financial Corporation Employee Stock Ownership Plan (the “Ottawa ESOP”) merged into the Plan. The Ottawa ESOP is a Predecessor Plan; provided, however, there shall be no duplication of Service for the same period of time, by reason of the crediting of Service under paragraph (b) above and the crediting of service under Section 2.53(a)(4) by reason of the designation of the Predecessor Plan.

(b)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under Ottawa ESOP was previously accounted for under this Plan in an “Ottawa ESOP Participant Account” (which was attributable to his “Employee Stock Ownership Account” under the Ottawa ESOP). Any amounts remaining in a Participant’s Ottawa ESOP Participant Account are now reflected in his Prior Plan Employer Contribution Account.

AXVII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XVIII

OLD KENT FINANCIAL CORPORATION AND SUBSIDIARIES

1.        Merger of Old Kent Thrift Plan.

(a)        Merger. Effective as of the close of business on December 31, 2001 (the “Merger Date”), the Old Kent Thrift Plan is completely amended and restated and merged into this Plan.

(b)        Predecessor Plan and Crediting of Past Service. The Old Kent Thrift Plan is a Predecessor Plan. Past service shall be credited under Section 2.53(a)(4) with respect to such Predecessor Plan, which shall be interpreted and operated as follows. Service under such Predecessor Plan shall be treated as Service under this Plan based on such Predecessor Plan’s hour counting methodology through that Predecessor Plan’s computation period ending December 31, 2001. Thereafter, Service shall be credited under this Plan’s elapsed time method treating January 1, 2002 as the Participant’s “Employment Commencement Date” (for individuals who are Employees on January 1, 2002). In all events, there shall be no duplication of Service for the same period.

(c)        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the Old Kent Thrift Plan is accounted for under this Plan as follows:

(1)        Amounts attributable to a Participant’s “Thrift Plus Account” under the Old Kent Thrift Plan are reflected in his Old Kent Pre-Tax Account in this Plan.

(2)        Amounts attributable to a Participant’s “Regular Account” under the Old Kent Thrift Plan are reflected in his Old Kent After-Tax Account in this Plan.

(3)        Amounts attributable to a Participant’s “Matching Account” under the Old Kent Thrift Plan are reflected in his Old Kent Matching Account in this Plan.

(4)        Amounts attributable to a Participant’s “Rollover/Transfer Account” under the Old Kent Thrift Plan are reflected in his Old Kent Rollover/Transfer Account in this Plan.

AXVIII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XIX

USB, INC.

1.        Definitions.

(a)        USB Employee. For purposes of this Appendix, “USB Employee” means an individual who, immediately prior to the merger of USB, Inc. contemplated by the Agreement and Conditional Plan of Merger dated February 21, 2001 among Fifth Third Financial Corporation, FTFC, Inc. and USB, Inc., was employed by USB, Inc. as an employee and became an Employee in connection with such merger.

(b)        Active USB Employee. For purposes of this Appendix, “Active USB Employee” means a USB Employee who, immediately prior to the merger was actively contributing under the section 401(k) feature of the USB, Inc. 401(k) Savings Plan (the “USB Plan”).

2.        Past Service Credit. Effective January 1, 2002, each USB Employee who is an Employee of an Employer on January 1, 2002, shall be credited with Service under Section 2.53(a)(1), (2) and (3) of the Plan for his service with USB, Inc. Such Service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3) of the Plan.

AXIX - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XX

FRANKLIN FINANCIAL CORPORATION

Franklin Employee. For purposes of this Appendix, “Franklin Employee” means an individual who, immediately prior to the merger of Franklin Financial Corporation on June 11, 2004, as contemplated by the Affiliation Agreement dated July 23, 2002 among Fifth Third Bancorp, Fifth Third Financial Corporation and Franklin Financial Corporation, was employed by Franklin Financial Corporation or a subsidiary of Franklin Financial Corporation, as an employee and became an Employee immediately upon the completion of such merger on June 11, 2004.

Past Service Credit. Effective June 11, 2004, each Franklin Employee shall be credited with Service under Section 2.53(a)(1), (2) and (3) of the Plan for his service with Franklin Financial Corporation or any subsidiary of Franklin Financial Corporation. Such Service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3) of the Plan.

AXX - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XXI

FIRST NATIONAL BANKSHARES OF FLORIDA, INC. SALARY SAVINGS PLAN

1.        Merger of First National Bankshares of Florida, Inc. Salary Savings Plan. Effective as of January 1, 2005 upon the merger of First National Bankshares of Florida, Inc. into Fifth Third Financial Corporation (the “Merger Date”), the First National Bankshares of Florida, Inc. Salary Savings Plan (the “FNB Plan”) is completely amended and restated and merged into this Plan. The FNB Plan is a Predecessor Plan such that service taken into account under the FNB Plan shall count as service under Section 2.53 of this Plan.

2.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the FNB Plan is accounted for under this Plan as follows:

(a)        Amounts attributable to a Participant’s “Elective Deferral Contributions” under the FNB Plan were previously reflected in his “FNB 401(k) Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB 401(k) Account are now reflected in his Section 401(k) Salary Deferral Account in this Plan.

(b)        Amounts attributable to a Participant’s “Qualified Matching Contributions” (“Matching Contributions” made on or after January 1, 2004) under the FNB Plan, were previously reflected in his “FNB Qualified Matching Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB Qualified Matching Account are now reflected in his Prior Plan Employer Contribution Account in this Plan.

(c)        Amounts attributable to a Participant’s “Matching Contributions” made before January 1, 2004 under the FNB Plan were previously reflected in his “FNB Pre-2004 Matching Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB Pre-2004 Matching Account are now reflected in his FNB Employer Contribution Account in this Plan.

(d)        Amounts attributable to a Participant’s “Additional Contributions” under the FNB Plan other than such amounts credited to the FNB Pre-Spin-Off Additional Contribution Account, were previously reflected in his “FNB Additional Contribution Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB Additional Contribution Account are now reflected in his FNB Employer Contribution Account in this Plan.

(e)        Amounts attributable to “Additional Contributions” under the FNB Plan, which immediately after the spin-off of First National Bankshares of Florida, Inc. by F.N.B. Corporation were invested in F.N.B. Corporation stock, were previously reflected in his “FNB Pre-Spin-Off Additional Contribution Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB Pre-Spin-Off Additional Contribution Account are now reflected in his FNB Employer Contribution Account in this Plan.

(f)        Amounts attributable to a Participant’s “Rollover Contributions” under the FNB Plan were previously reflected in his “FNB Rollover Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s FNB Rollover Account are now reflected in his Rollover Account in this Plan.

AXXI - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XXII

CARD MANAGEMENT CORPORATION

1.        CMC Employee. For purposes of this Appendix, “CMC Employee” means an individual who, immediately prior to the acquisition of stock of Card Management Corporation on January 19, 2006 pursuant to the Stock Purchase Agreement dated December 22, 2005 among Fifth Third Bank, Card Management Corporation and its shareholders, was employed by Card Management Corporation as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective January 19, 2006, each CMC Employee shall be credited with Vesting Service under Section 2.61 of the Plan for his service with Card Management Corporation. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3).

AXXII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XXIII

W. LYMAN CASE & COMPANY 401(k) PROFIT SHARING PLAN

1.        Merger of W. Lyman Case & Company 401(k) Profit Sharing Plan. Effective as of November 2, 2007 (the “Merger Date”), the W. Lyman Case & Company 401(k) Profit Sharing Plan (the “WLC Plan”) is merged into this Plan. The WLC Plan is a Predecessor Plan such that service taken into account under the WLC Plan shall count as Service under Section 2.53 of this Plan; provided, however, there shall be no duplication of Service under the Plan for the same period of time.

2.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the WLC Plan is accounted for under this Plan as follows:

(a)        Amounts attributable to a Participant’s “elective deferrals” under the WLC Plan were previously reflected in his “WLC 401(k) Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s WLC 401(k) Account are now reflected in his Section 401(k) Salary Deferral Account in this Plan.

(b)        Amounts attributable to a Participant’s “matching contributions” under the WLC Plan were previously reflected in his “WLC Employer Matching Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s WLC Employer Matching Account are now reflected in his Prior Plan Employer Contribution Account in this Plan.

(c)        Amounts attributable to a Participant’s “rollover contributions” under the WLC Plan were previously reflected in his “WLC Rollover Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s WLC Rollover Account are now reflected in his Rollover Account in this Plan.

AXXIII - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XXIV

R-G CROWN BANK, FSB

1.        Crown Employee. For purposes of this Appendix, “Crown Employee” means an individual who, immediately prior to the acquisition of stock of R-G Crown Bank, FSB on November 2, 2007, pursuant to the Stock Purchase Agreement dated May 20, 2007, among Fifth Third Financial Corporation, R-G Crown Bank, FSB, R&G Financial Corporation, and R&G Acquisition Holdings Corporation, was employed by R-G Crown Bank, FSB as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective November 2, 2007, each Crown Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with R-G Crown Bank, FSB. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXIV - 1

FIFTH THIRD BANCORP

401(k) SAVINGS PLAN

APPENDIX XXV

FIRST CHARTER CORPORATION AND SUBSIDIARIES

1.        Merger of First Charter Corporation Retirement Savings Plan. Effective as of July 10, 2008 (the “Merger Date”), the First Charter Corporation Retirement Savings Plan (the “First Charter Plan”) is completely amended and restated and merged into this Plan.

2.        Predecessor Plan and Crediting of Past Service. The First Charter Plan is a Predecessor Plan. Past service shall be credited as provided in (a) below for purposes of determining a Participant’s nonforfeitable percentage under the Plan of those subaccounts subject to a vesting schedule. Past service shall be credited as provided in (b) below for purposes of determining a Participant’s eligibility under Section 3.1 of the Plan.

(a)        Crediting of Past Service for Vesting Purposes. For purposes of determining a Participant’s Vesting Years, Service shall be determined under Section 2.53(a)(4) with respect to the First Charter Plan. As such, Service under such Predecessor Plan shall be treated as Service under this Plan based on such Predecessor Plan’s hour counting methodology through that Predecessor Plan’s computation period ending December 31, 2007. Thereafter, the transition rule in Section 2.53(a)(4)(B) shall apply, and Service shall be credited under this Plan’s elapsed time method. In no event shall there be any duplication of Service for the same period.

(b)        Crediting of Past Service for Eligibility. For purposes of determining a Participant’s “Eligibility Service,” Section 2.53(a)(4) shall be disregarded. Instead, a Participant’s past service with First Charter Corporation or any subsidiary of First Charter Corporation, as well as service with any such entity after it became an Affiliate, shall be taken into account under the elapsed time method under rules comparable to the rules in Section 2.53(a)(1), (2) and (3) of the Plan. In all events there shall be no duplication of service for the same period.

The Administrator shall have the sole power and authority to determine Service under the foregoing.

3.        Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the First Charter Plan is accounted for under this Plan as follows:

(a)        Amounts attributable to a Participant’s “Deferral Subaccount” under the First Charter Plan were previously reflected in his “First Charter 401(k) Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter 401(k) Account are now reflected in his Section 401(k) Salary Deferral Account in this Plan.

(b)        Amounts attributable to a Participant’s “Extra Savings Subaccount” under the First Charter Plan were previously reflected in his “First Charter After-Tax Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter After-Tax Account are now reflected in his After-Tax Account in this Plan.

AXXV - 1

(c)        Amounts attributable to a Participant’s “Company Discretionary Contribution Account” under the First Charter Plan were previously reflected in his “First Charter Discretionary Contribution Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter Discretionary Contribution Account are now reflected in his First Charter Employer Contribution Account in this Plan.

(d)        Amounts attributable to a Participant’s “Match Subaccount,” under the First Charter Plan were previously reflected in his “First Charter Matching Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter Matching Account are now reflected in his First Charter Employer Contribution Account in this Plan.

(e)        Amounts attributable to a Participant’s “Bank Savings Subaccount” under the First Charter Plan were previously reflected in his “First Charter Qualified Nonelective Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter Qualified Nonelective Account are now reflected in his Qualified Non-Elective Contribution Account in this Plan.

(f)        Amounts attributable to a Participant’s “Rollover Subaccount” under the First Charter Plan, were previously reflected in his “First Charter Rollover Account” (a prior subaccount in this Plan). Any amounts remaining in a Participant’s First Charter Rollover Account are now reflected in his Rollover Account in this Plan.

AXXV - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVI

R.G. MCGRAW INSURANCE AGENCY, INC.

1.        McGraw Employee. For purposes of this Appendix, “McGraw Employee” means an individual who, immediately prior to the acquisition of all the shares of A.G. McGraw Insurance Agency, Inc. on March 10, 2017, pursuant to the Share Purchase Agreement dated January 23, 2017, among Fifth Third Insurance Agency, Inc. and Michael S. McGraw, was employed by R.G. McGraw as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective March 10, 2017, each McGraw Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with R.G. McGraw Insurance Agency, Inc. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXVI - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVII

THE RETIREMENT CORPORATION OF AMERICA

1.        RCA Employee. For purposes of this Appendix, “RCA Employee” means an individual who, immediately prior to the acquisition of all the shares of The Retirement Corporation of America on April 7, 2017, pursuant to the Share Purchase Agreement dated January 18, 2017, among Fifth Third Bank, Daniel Kiley, Robin Kiley and Robin Kiley as trustee and on behalf of The Kiley Family Special 2007 Trust, was employed by The Retirement Corporation of America as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective April 7, 2017, each RCA Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with The Retirement Corporation of America. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXVII - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXVIII

Epic Insurance Solutions Agency LLC

1.        Epic Insurance Employee. For purposes of this Appendix, “Epic Insurance Employee” means an individual who, immediately prior to the acquisition of all the interests of Epic Insurance Solutions Agency LLC (“Epic Insurance”) on November 1, 2017 pursuant to the Limited Liability Company Interest Purchase Agreement among Epic Insurance Solutions, LLC, Donald B. Thompson, Jason K. Rankin, NV Insure LLC and Fifth Third Insurance Agency, Inc. dated September 15, 2017, was employed by Epic Insurance as an employee and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. For purposes of clarity, effective November 1, 2017, each Epic Insurance Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with Epic Insurance. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXVIII - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXIX

Coker Capital Securities, LLC

1.        Coker Employee. For purposes of this Appendix, “Coker Employee” means an individual who, immediately prior to the acquisition of all the interests of Coker Capital Securities, LLC (“Coker”) on February 15, 2018 pursuant to the Limited Liability Company Interest Purchase Agreement by and among Fifth Third Securities, Inc., Fifth Third Bank and the Beneficial Owners and Members of Coker Capital Securities LLC listed herein dated January 25, 2018, was employed by Coker as an employee, and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective February 15, 2018, each Coker Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with Coker. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXIX - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXX

Franklin Street Partners, Inc.

1.        Franklin Employee. For purposes of this Appendix, “Franklin Employee” means an individual who, immediately prior to the acquisition of all the interests of Franklin Street Trust Company and Franklin Street Advisors, Inc. (“Franklin Subsidiaries”) on November 1, 2018 pursuant to the Purchase and Sale Agreement by and among Franklin Street Partners, Inc., Franklin Street Trust Company, Franklin Street Advisors, Inc. and Fifth Third Bank dated August 29, 2018, was employed by Franklin Street Partners, Inc. (“Franklin Partners”) as an employee, and became an “Employee” in connection with such acquisition.

2.        Past Service Credit. Effective November 1, 2018, each Franklin Employee shall be credited with Service under Section 2.53(a)(5) of the Plan for his service with Franklin Partners. Such service shall be determined under rules comparable to those under Section 2.53(a)(1), (2) and (3). Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

AXXX - 1

FIFTH THIRD BANCORP

401(K) SAVINGS PLAN

APPENDIX XXXI

MB FINANCIAL, INC.

The following Appendix supersedes any conflicting provisions of the Plan regarding the MB Financial, Inc. 401(k) Profit Sharing Plan (the “MB Financial Plan”) effective January 1, 2020 (the “Merger Date”), the participants in the MB Financial Plan as of immediately prior to the Merger Date (“MB Financial Participants”) and the merger of the MB Financial Plan into the Plan. Capitalized terms not otherwise defined in this Appendix shall have the meanings ascribed to them in the Plan.

1.        MB Financial Employee. For purposes of this Appendix, “MB Financial Employee” means an individual who, immediately prior to the closing of the merger contemplated by that certain Agreement and Plan of Merger by and among MB Financial, Inc., Fifth Third Bancorp and Fifth Third Financial Corporation, dated as of May 20, 2018 (the “Merger Agreement”) was employed by MB Financial, Inc. (“MB Financial”) or its affiliates (determined in the same manner as an Affiliate, but with respect to MB Financial) (the “MB Affiliates”).

2.        Related Employers. For purposes of this Appendix, the term “Related Employer” shall mean any entity that is (i) an MB Financial Affiliate or another business organization who, with MB Financial’s consent, had agreed to become a party to the MB Financial Plan prior to the Merger Date (including but not limited to Main Street Investment Advisors, LLC and Celtic Leasing Corporation) or (ii) a leasing or other organization that is required to be aggregated with an entity described in clause (i) pursuant to the provisions of section 401(n) of the Code. References herein to “MB Financial” shall be deemed to include Related Employers, as appropriate.

3.        Merger of MB Financial Plan. The MB Financial Plan is completely amended and restated and merged into the Plan effective as of the Merger Date and the separate accounts of participants in the MB Financial Plan (the “MB Financial Accounts”) shall be transferred to the Plan from the MB Financial Plan. The trustee for the MB Financial Plan shall transfer the assets representing the MB Financial Accounts to the Trustee for the Plan on the Merger Date or as soon as practicable thereafter. Notwithstanding the immediately preceding sentence or anything provided in the Plan to the contrary, each MB Financial Participant shall become a Participant (if not otherwise a Participant) by reason of the merger.

4.        Past Service Credited. Effective as of the Merger Date and to the extent such service is not duplicative, each MB Financial Participant shall be credited with Service under Section 2.53(a)(5) of the Plan for his or her service with MB Financial, Inc. or an MB Affiliate. Such Service shall be taken into account in determining Eligibility Service and Vesting Service.

5.        Beneficiary Designations. An MB Participant’s on-line Beneficiary designation in effect under the MB Financial Plan immediately prior to the Merger Date shall continue in effect under the Plan unless and until modified pursuant to the terms of the Plan. All other Beneficiary designations in any other form are hereby null and void.

AXXXI - 1

6.        Compensation Reduction Agreements. An MB Participant’s compensation reduction agreement in effect under the MB Financial Plan immediately prior to the Merger Date shall continue in effect under the Plan in accordance with Section 4.1 hereof with respect to such Participant; provided, that, any such agreement to reduce a Participant’s compensation by more than 50 percent shall be deemed to reduce his Annual Compensation by 50 percent.

7.        Loans. Any plan loan which is outstanding under the MB Financial Plan immediately prior to the Merger Date shall be transferred to the Plan and shall be administered and in accordance with its terms.

8.        2019 Plan Year Matching Contribution. A matching contribution, for the 2019 plan year, shall be made to the Plan as soon as administratively practicable following the Merger Date and allocated to eligible MB Financial Participant accounts pursuant to the provisions of Article IV and V of the MB Financial Plan.

9.        2019 Plan Year Profit Sharing Contribution. A profit-sharing contribution with respect to the 2019 plan year, if any, shall be made to the Plan as soon as administratively practicable following the Merger Date and allocated to eligible MB Financial Participants accounts pursuant to the provisions of Article IV and V of the MB Financial Plan.

AXXV - 1